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                                                                   Exhibit 10.21

                                COMMERCIAL LEASE

         THIS LEASE is entered into as of July 25, 2002 (the "Effective Date"), by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California ("Landlord"), and TELIK, INC., a Delaware corporation ("Tenant").

         1. BASIC LEASE INFORMATION. The following is a summary of basic lease information. Each item in this Article 1 incorporates all of the terms set forth in this Lease pertaining to such item and to the extent there is any conflict between the provisions of this Article 1 and any other provisions of this Lease, the other provisions shall control. Any capitalized term not defined in this Lease shall have the meaning set forth in the Glossary which appears at the end of this Lease.

         Description of Premises:       See Exhibit A.
                                            ---------

         Address of Premises:           3165 Porter Drive

         Rentable Area of Premises:     91,644 square feet of Rentable Area

         Commencement Date:             The date Landlord delivers possession
                                        of the Premises to Tenant

         Rent Commencement Date:        The date that is one hundred sixty-eight
                                        days (168) after the Commencement Date,
                                        subject to adjustment pursuant to
                                        Section 3.2

         Term:                          See Section 3.1

         Expiration Date:               May 31, 2014


         Base Rent:

         Commencement Date - Rent Commencement Date:  $0 per month
         Lease Year 1:              $225,075.00 per month
         Lease Year 2:              $249,575.00 per month
         Lease Year 3:              $265,852.80 per month
         Lease Year 4:              $273,711.28 per month
         Lease Year 5:              $281,844.80 per month
         Lease Year 6:              $290,263.00 per month
         Lease Year 7:              $298,975.82 per month
         Lease Year 8:              $307,993.60 per month
         Lease Year 9:              $317,327.00 per month
         Lease Year 10:             $326,987.07 per month


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         Lease Year 11:             $295,660.24 per month
         Lease Year 12:             $306,008.34 per month

                  Lease Year 1 shall commence on the Rent Commencement Date and end on the last day of the twelfth (12th) full calendar month thereafter, and each subsequent Lease Year shall be the twelve
                  (12) full calendar month period commencing on the day after the expiration of the prior Lease Year, with the exception of Lease Year 12, which shall be the remaining period commencing after the expiration of Lease Year 11 and ending on the Expiration Date.

         Security Deposit:          $1,796,222

         Use: Research and development (including, but not limited to, pharmaceutical and biotech research, biology, chemistry, laboratory and animal vivarium research), and otherwise as provided in Section 6.1

         Tenant Improvement Allowance: $5,000,000 (subject to Sections 4.2 and 9.1)

         Addresses for Notice:

           Landlord:           The Board of Trustees of the
                               Leland Stanford Junior University
                               Stanford Management Company
                               2770 Sand Hill Road
                               Menlo Park, CA 94025
                               Attention:  Director, Stanford Research Park

           with a copy to:     Carol K. Dillon
                               Bingham McCutchen LLP
                               1900 University Avenue
                               East Palo Alto, CA 94303

           Tenant:             Telik, Inc.
           (prior to the date  750 Gateway Blvd.
           Tenant opens for    South San Francisco, CA 94080
           business in         Attention:  Ms. Cynthia Butitta
           the Premises)

           (on and after the   Telik, Inc.
           date Tenant opens   3165 Porter Drive
           for business in     Palo Alto, CA 94304
           the Premises)       Attention: Ms. Cynthia Butitta

           Broker:             The Staubach Company

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     2.  PREMISES

         2.1 Premises. Subject to the terms, covenants and conditions set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those premises (the "Premises") shown on the building plan attached as Exhibit A.

         2.2 Common Area. Landlord hereby grants to Tenant and its employees, agents, contractors and invitees (collectively, "Tenant's Agents") a license to use the sidewalks, driveways and parking areas (the "Common Area") associated with the Premises during the Term. Together, the Premises and the Common Area all sometimes referred to in this Lease as the "Property." Tenant's rights to the Common Area shall be subject to Landlord's reserved rights described in
Article 16, but shall otherwise be exclusive to Tenant.

         2.3 Parking. Tenant shall have the exclusive right to use all parking spaces located on the Common Area. Tenant's rights shall not be assigned, sublet or otherwise transferred separately from the Premises. Tenant shall not park nor permit to be parked any inoperative vehicles on any portion of the parking area or other areas of the Common Area. Tenant shall have the right to store materials and equipment in the existing bunkers located on the Common Area and otherwise as reasonably approved by Landlord and in compliance with Applicable Laws. Tenant agrees to assume responsibility for compliance by Tenant's Agents with the parking provisions contained in this Section.

     3.  TERM

         3.1 Term. The Premises are leased for a term (the "Term") commencing on the date that Landlord delivers possession of the Premises to Tenant (the "Commencement Date"), which date the parties anticipate will be immediately after the Effective Date, and expiring on the Expiration Date. The Term shall end on the Expiration Date, or such earlier date on which this Lease terminates pursuant to its terms. The date upon which this Lease actually terminates, whether by expiration of the Term or earlier termination pursuant to the terms of this Lease, is sometimes referred to in this Lease as the "Termination Date".

         3.2 Rent Commencement Date. The "Rent Commencement Date" shall be the date that is one hundred sixty-eight (168) days after the Commencement Date; provided, however, that the Rent Commencement Date shall be postponed by one (1) day for each day of: (a) Landlord Delay, (b) delay attributed to a Tenant Force Majeure, and (c) Hazardous Material Delay.

         3.3 Confirmation of Dates. Landlord and Tenant shall confirm the Commencement Date, Rent Commencement Date and Expiration Date of this Lease pursuant to a letter agreement substantially in the form of Exhibit B promptly after all of the information set forth in the letter agreement has been determined; provided that the failure to do so shall not in any way affect either party's rights or obligations under this Lease.

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         3.4 Failure to Deliver Possession. Tenant acknowledges that this Lease is being entered into in conjunction with the repurchase of a ground lease of the Property in favor of North Mary, LLC, and the surrender of an existing lease of the Premises in favor of TIBCO Software, Inc. ("TIBCO") (collectively, the "Acquisition"). This Lease shall be executed by the parties in counterparts which shall be deposited into the escrow established with First American Title Insurance Company for the consummation of the Acquisition. If for any reason Landlord cannot deliver possession of the Premises to Tenant within two (2) business days after the Effective Date, then Tenant shall have the right to terminate this Lease by delivery to Landlord of a termination notice (the "Termination Notice") which shall be effective upon Landlord's receipt of such notice. In the event Tenant elects to terminate this Lease, Tenant must deliver the Termination Notice to Landlord prior to the date the Premises are delivered to Tenant. Upon such termination, neither party shall have any further obligation or liability to the other under this Lease, and the escrow holder shall be instructed to return each of the executed original counterparts of this Lease to the respective party that has signed them.

         3.5 Renewal Option. Tenant shall have the option (the "Renewal Option") to extend the Term for a period of five (5) years (the "Renewal Term"). The Renewal Option shall be void if an Event of Default by Tenant exists, either at the time of exercise of the Renewal Option or the time of commencement of the Renewal Term. The Renewal Option must be exercised, if at all, by written notice from Tenant to Landlord given not less than nine (9) months prior to the expiration of the Term. The Renewal Term shall be upon the same terms and conditions as the original Term, except that the Base Rent applicable to the Renewal Term shall be equal to ninety-five percent (95%) of the Prevailing Market Rent as of the commencement of the Renewal Term, as determined pursuant to Exhibit C. Notwithstanding the foregoing, in the event Tenant assigns its interest in this Lease pursuant to Article 14, the Base Rent applicable during the Renewal Term shall be equal to one hundred percent (100%) of the Prevailing Market Rent as of the commencement of the Renewal Term, as determined pursuant to Exhibit C.

     4.  RENT

         4.1 Base Rent. From the Commencement Date to the Rent Commencement Date, Tenant shall pay no Base Rent or Operating Expenses, but shall pay the cost of all utilities supplied to the Premises and shall provide at its sole cost and expense the insurance required under Sections 9.4, 13.2 and 13.7. Commencing upon the Rent Commencement Date, and thereafter during the Term, Tenant shall pay to Landlord the monthly Base Rent specified in Article 1 on or before the first day of each month, in advance, at the address specified for Landlord in Article 1, or at such other place as Landlord designates in writing, without any prior notice or demand and without any deductions or setoff whatsoever (except as provided in this Lease). If the Rent Commencement Date occurs on a day other than the first day of a calendar month, or the Termination Date occurs on a day other than the last day of a calendar month, then the Base Rent for such fractional month will be prorated on the basis of the actual number of days in such month. The Rentable Area of the Premises shall be conclusively presumed to be as stated in Article 1, and shall not be subject to adjustment by either Landlord or Tenant during the Term.

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         4.2 Additional Rent Obligation. Landlord shall provide the Tenant
Improvement Allowance in a maximum amount of Five Million Dollars ($5,000,000), as provided in Section 9.1. Repayment of Three Million Dollars ($3,000,000) of the Tenant Improvement Allowance has been amortized over a period of ten (10) years commencing with the Rent Commencement Date at a rate of eleven percent (11%) per annum, and included in the calculation of the Base Rent. In addition, from the Rent Commencement Date through the end of Lease Year 2, Tenant shall pay equal monthly installments of interest only at a rate of twelve and one-half percent (12.5%) per annum on the remaining outstanding balance of the Tenant Improvement Allowance, which shall not exceed a maximum amount of Two Million Dollars ($2,000,000) (the "Allowance Balance"). Pursuant to Section 9.1, the Allowance Balance may increase during the first six (6) months after the Rent Commencement Date, and the interest payment shall reflect such increases. Tenant shall repay the entire Allowance Balance on the first day of Lease Year 3, unless Tenant demonstrates to Landlord's reasonable satisfaction by written documentation delivered no later than thirty (30) days prior to the first day of Lease Year 3 that Tenant has liquid assets (cash and cash equivalents) equal to twenty-four (24) months of Tenant's operating overhead, based upon the average monthly operating overhead for the previous twelve (12) months of the Term ("Overhead Coverage"). If Tenant demonstrates such Overhead Coverage, the Allowance Balance, with interest at a rate of twelve and one-half percent (12.5%) per annum, shall be amortized and paid on a monthly basis over a term equal to eight (8) years commencing on the first day of Lease Year 3; provided that the remaining Allowance Balance shall be due and payable on the first day of Lease Year 5 unless no later than thirty (30) days prior to that date, Tenant again demonstrates Overhead Coverage. If Tenant can again demonstrate Overhead Coverage, Landlord shall extend the repayment date of the remaining Allowance Balance an additional two (2) Lease Years and Tenant shall continue to make the monthly amortized payments of the Allowance Balance. Every two (2) Lease Years during the remainder of the Term, the same process shall apply until the Allowance Balance is repaid in full, either through a full amortization or an earlier balloon payment.

         4.3 Additional Rent. All sums due from Tenant to Landlord or to any third party under the terms of this Lease (other than Base Rent) shall be additional rent ("Additional Rent"), including without limitation the Allowance Balance and all interest paid thereon, the charges for Operating Expenses (described in Article 5) and all sums incurred by Landlord due to Tenant's failure to perform its obligations under this Lease. All Additional Rent which is payable to Landlord shall be paid at the time and place that Base Rent is paid; provided that any portion of Additional Rent which is not regularly recurring shall be paid within thirty (30) days after delivery of an invoice from Landlord setting out the amount of Additional Rent then due. Landlord will have the same remedies for a default in the payment of any Additional Rent as for a default in the payment of Base Rent. Together, Base Rent and Additional Rent are sometimes referred to in this Lease as "Rent".

         4.4 Late Payment. Any unpaid Rent shall bear interest from the date due until paid at a rate of eighteen percent (18%) per annum (the "Interest Rate"). In addition, Tenant recognizes that late payment of any Rent will result in administrative expense to Landlord, the extent of which expense is difficult and economically impracticable to determine. Therefore, Tenant agrees that if Tenant fails to pay any Rent within five (5) days after its due

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date, an additional late charge of five percent (5%) of the sums so overdue shall become immediately due and payable. Notwithstanding the foregoing, Landlord agrees that it will deliver prior notice of nonpayment once in each calendar year of the Term, and if Tenant pays any delinquent Rent within three
(3) business days after receipt of such notice, Landlord will waive the late charge which would otherwise be due. Tenant agrees that the late payment charge is a reasonable estimate of the additional administrative costs and detriment that will be incurred by Landlord as a result of such failure by Tenant. In the event of nonpayment of interest or late charges on overdue Rent, Landlord shall have, in addition to all other rights and remedies, the rights and remedies provided in this Lease and by law for nonpayment of Rent.

         4.5 Security Deposit. Concurrently with the execution and delivery of this Lease, Tenant shall deliver to Landlord the Security Deposit described in
Article 1 in the form of a letter of credit which is payable upon an Event of Default (as defined below) by Tenant, or as otherwise provided under this Lease. The Security Deposit shall be held by Landlord as security for the faithful performance of this Lease by Tenant of all of the terms, covenants and conditions of this Lease. If there is an Event of Default by Tenant with respect to any provisions of this Lease, including but not limited to the payment of Rent, or if Landlord does not receive a renewal of the letter of credit within the time period required by this Section 4.5, Landlord may, without waiving any of Landlord's other rights and remedies under this Lease, draw down the Security Deposit in whole or in part to remedy any failure by Tenant to pay any sums due under this Lease, to repair or maintain the Premises, to perform any other terms, covenants or conditions contained in this Lease, or to compensate Landlord for any loss or damages which Landlord may suffer due to an Event of Default by Tenant. Should Landlord so apply any portion of the Security Deposit, Tenant shall replenish the Security Deposit (in cash or by a supplemental letter of credit) to the original amount within ten (10) days after written demand by Landlord. Landlord shall not be required to keep any cash portion of the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant elects to use a letter of credit as the Security Deposit, the letter of credit shall be issued by a bank (the "L-C Bank") reasonably approved by Landlord and shall be in a form that is reasonably acceptable to Landlord in Landlord's reasonable discretion. The L-C Bank shall be a bank that accepts deposits, maintains accounts, has a local Santa Clara County office that will negotiate the letter of credit, or if no local office then the letter of credit shall provide for draws by Landlord upon delivery of the written draw request by courier or by fax (to be confirmed by telephone and with original to follow within three (3) business days) and payment to be made by wire transfer to Landlord's account as directed by Landlord upon receipt of the original or fax request. The deposits of the L-C Bank shall be insured by the Federal Deposit Insurance Corporation. Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining the letter of credit. The letter of credit shall be available by draft at sight, subject only to receipt by the bank of a notarized statement from Landlord requesting such draw and a declaration of Landlord made to the bank stating that there has been an Event of Default under the Lease or a nonrenewal of the letter of credit entitling Landlord to make the draw. The letter of credit shall by its terms expire not less than one (1) year from the date issued, and shall provide for automatic one (1) year extensions unless Landlord is notified in writing not less than ninety (90) days prior to such expiration from the L-C Bank that the letter of credit will not be extended. In any event, unless Tenant deposits with Landlord a comparable cash Security

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Deposit or a replacement letter of credit, said letter of credit shall be renewed by Tenant for successive periods of not less than one (1) year throughout the Term. The bank's written renewal of the letter of credit shall in each case be delivered to Landlord not less than thirty (30) days prior to the expiration date of the then outstanding letter of credit. Tenant's failure to so deliver, renew (including specifically but not limited to the delivery to Landlord of such renewal not less than thirty (30) days prior to expiration of the letter of credit) and maintain such letter of credit, shall be a breach of this Lease, and without limiting Landlord's other remedies, Landlord shall have the right to draw down the entire letter of credit prior to its expiration. As of the first day of Lease Year 4, the Security Deposit shall be reduced to One Million Three Hundred Forty-Seven Thousand One Hundred Sixty-Six Dollars and 80/100 ($1,347,166.80). As of the first day of each subsequent Lease Year, the Security Deposit shall be further reduced by Two Hundred Twenty-Four Thousand Five Hundred Twenty Dollars ($224,520), but in no event shall the remaining balance of the Security Deposit be reduced below the amount of Two Hundred Fifty Thousand Dollars ($250,000).

         4.6 TIBCO Letter of Credit. Tenant acknowledges that as partial consideration for the surrender of the lease in favor of TIBCO, TIBCO has agreed to provide to Landlord concurrently with the Effective Date a letter of credit in the amount of Eight Hundred Ninety-Eight Thousand One Hundred Eleven Dollars ($898,111) to secure Tenant's obligations under this Lease, which letter of credit will remain in place until June 30. 2006. During the time the TIBCO letter of credit is in place, Tenant agrees and acknowledges that (a) Landlord shall have no obligation to draw on the TIBCO letter of credit, (b ) Landlord shall draw first on the Security Deposit upon an Event of Default or any other event triggering Landlord's right to the Security Deposit under Section 4.5 before any draw on the TIBCO letter of credit, and (c) Tenant shall have no right to or interest in the TIBCO letter of credit. Landlord's election to draw on the TIBCO letter of credit shall not cure any Event of Default by Tenant, and Landlord shall retain all rights and remedies it may have against Tenant. Landlord agrees that Tenant shall have no obligations with respect to the TIBCO letter of credit (including, without limitation, obligations to provide, restore or renew the TIBCO letter of credit), and that TIBCO's failure to provide, restore or renew the TIBCO letter of credit (or to comply with any other obligations related thereto) shall not be a breach of or Event of Default under this Lease and shall have no impact on the effectiveness of this Lease.

     5.  OPERATING EXPENSES

         5.1 Net Lease. This Lease is intended to be a net lease, and the Base Rent and all Additional Rent are to be paid by Tenant absolutely net of all costs and expenses relating to Landlord's ownership and operation of the Property, except as specifically provided in this Lease. The provisions of this
Article 5 for the payment of Operating Expenses are intended to pass on to Tenant all such costs and expenses which are incurred by Landlord.

         5.2 Operating Expenses. For purposes of this Article 5, "Operating Expenses" means the total costs and expenses paid or incurred by Landlord in connection with the ownership, management, operation, maintenance, repair and replacement of the Property

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(unless specifically excluded pursuant to the terms of this Lease), including, without limitation or duplication, all costs of:

                 (a) taxes, assessments and charges levied upon or with respect to the Property or any personal property of Landlord used in the operation of the Property, or on Landlord's interest in the Property or its personal property ("Real Estate Taxes"). Real Estate Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees, or assessments for transit, housing, police, fire, or other governmental services or purported benefits to the Property or the occupants thereof, service payments in lieu of taxes that are now or hereafter levied or assessed against Landlord by the United States of America, the State of California or any political subdivision thereof, or any other political or public entity, and shall also include any other tax, assessment or fee, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties as of the Effective Date. Real Estate Taxes shall also include reasonable legal fees, costs, and disbursements incurred in connection with proceedings to contest, determine, or reduce Real Estate Taxes, if consented to by Tenant in advance of such proceedings. Real Estate Taxes shall not include franchise, transfer, succession, gift, inheritance, gross receipts or capital stock taxes or income taxes measured by the net income of Landlord unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise constitute a Real Estate Tax. Notwithstanding the foregoing, the parties intend that any reassessment triggered solely by a purchase or sale of the Property be limited as provided below. Therefore, in the event the Real Estate Taxes increase as of or after the Effective Date as a result of: (i) the Acquisition, or (ii) any transfer by Landlord of any interest in the Property during the Term (collectively, the "Transfer Events"), then: (x) until the end of Lease Year 2, Real Estate Taxes which might otherwise be included in Operating Expenses shall be reduced by fifty percent (50%) of the difference between the Real Estate Taxes previously being assessed on the Property and the Real Estate Taxes assessed after the resulting reassessment (provided, however, that the maximum amount of any increase caused by the Transfer Events that shall be permitted to be included as Operating Expenses through the end of Lease Year 2 shall be $100,000 per year),
(y) beginning with Lease Year 3 through the end of Lease Year 5, Real Estate Taxes shall be reduced by twenty-five percent (25%) of the difference between the Real Estate Taxes previously being assessed on the Property and the Real Estate Taxes assessed after the resulting reassessment (provided, however, that the maximum amount of any increase caused by the Transfer Events that shall be permitted to be included as Operating Expenses beginning with Lease Year 3 through the end of Lease Year 5 shall be $150,000 per year), and (z) beginning with Lease Year 6 through the end of the Term, Real Estate Taxes shall not be reduced (provided, however, that the maximum amount of any increase caused by the Transfer Events that shall be permitted to be included as Operating Expenses beginning with Lease Year 6 through the end of the Term shall be $175,000). The foregoing limitations on the amount of Operating Expenses related to the Transfer Events are calculated to reflect the maximum amounts that would apply in the first full calendar year of the Term. The stated maximum amounts shall increase during the Term as necessary to reflect the regular annual increases in Real Estate Taxes permitted by law (i.e. by two percent (2%) per year under current tax law and any other percentage permitted pursuant to

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any law hereinafter enacted). Notwithstanding the foregoing, if the Real Estate
Taxes increase as a result of the Tenant Improvement Work, Landlord shall be permitted to include as Operating Expenses an amount equal to that portion of the increase that is based on the value of the Tenant Improvement Work, including all regular annual increases permitted by law, (which shall be based on the total cost of the permitted Tenant Improvement Work if not otherwise separated in the relevant tax bill) (the "TI Increase"). If, as a result of the Tenant Improvement Work, the Real Estate Taxes increase above the TI Increase which increase is attributable to a reassessment of the land and/or the building (the portion of such increase above the TI Increase shall be referred to as the "Additional TI Increase"), then the splits and caps as set forth in this subsection (b) that apply to increases resulting from the Transfer Events shall also apply to the Additional TI Increase. A tax liability shall be deemed to be incurred in a given Lease Year to the extent that tax bill relates to that Lease Year (notwithstanding when the tax bill is actually delivered or due).

                 (b) repair, replacement and maintenance (except as provided in Section 7.2) of air conditioning, heating, ventilating, mechanical, elevator, sanitary and storm drainage systems and all other mechanical systems (the "Building Systems");

                 (c) landscaping and gardening of the Common Area;

                 (d) repaving, repairing and restriping of parking areas (other than repairs to the exterior lighting);

                 (e) repairs and maintenance to the Common Area, and all labor and material costs related thereto (other than exterior lighting);

                 (f) repair, replacement and maintenance (except as provided in Section 7.2) of the fire protection systems installed in the Premises, and provision of any security services that are provided on a general basis to Landlord's leased properties in the Stanford Research Park, allocated pro rata to all tenants receiving such services based on rentable square footage;

                 (g) all insurance carried by Landlord on the Premises, the Common Area and the Property, or in connection with the use or occupancy thereof, including fire and extended coverage, earthquake, vandalism and malicious mischief, public liability and property damage, worker's compensation insurance, rental income insurance and any other insurance commonly carried by prudent owners of comparable buildings;

                 (h) reasonable wages, salaries, payroll taxes and other labor costs and employee benefits for all persons to the extent engaged in the operation, management and maintenance of the Property pursuant to the terms of this Lease;

                 (i) a management fee to be assessed at a rate not to exceed two percent (2%) of all Rent paid under this Lease (whether or not Landlord employs a third party managing agent);

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                 (j) reasonable fees, charges and other costs of all independent contractors engaged by Landlord to perform any of the obligations of Landlord under this Lease;

                 (k) license, permit and inspection fees related to the operation, management, repair, replacement or maintenance of the Property;

                 (l) the reasonable cost (at no profit to Landlord) of any transit services or traffic mitigation programs which Landlord implements in the Stanford Research Park, including without limitation charges for service and surcharges imposed on the Property by any governmental agencies on or with respect to transit (including transit services which may be provided in the future to occupants of the Stanford Research Park) or automobile usage or parking facilities, which shall be reasonably allocated to the Property (based on rentable square footage) if applied to any area owned by Landlord which is larger than the Property, and which shall be further limited as follows: (i) no such fees shall be assessed during calendar years 2003 or 2004, and (ii) such fees, whenever assessed, shall not exceed the sum of fifteen cents ($.15) per square foot of Rentable Area in the Premises increased by three percent (3%) per year for every calendar year after the calendar year in which the Rent Commencement Date occurs;

                 (m) the cost of supplies, tools, machines and equipment used by Landlord in the operation and maintenance of the Common Area;

                 (n) any capital improvements to the Property that are necessary to satisfy Landlord's obligations to maintain and repair pursuant to this Lease or are reasonably related to the prudent ownership and management of the Property; provided that the cost of any such capital improvements shall be amortized over the useful life of the improvement in question, (determined in accordance with GAAP), together with interest on the unamortized balance at the Interest Rate, and provided further that unless Landlord has sought and obtained Tenant's consent to a capital improvement which is not reasonably necessary to satisfy Landlord's obligations to maintain and repair pursuant to this Lease (which consent shall not be unreasonably withheld, conditioned or delayed), the maximum annual amortized amount that can be included in Operating Expenses in any calendar year with respect to any such capital improvement shall be Sixty Thousand Dollars ($60,000) (over and above the amount included for capital improvements not requiring such consent);

                 (o) the reasonable cost of contesting the validity or applicability of any governmental enactments which are reasonably expected to increase Operating Expenses (as long as such costs of contesting are not greater than the reasonably anticipated increase in Operating Expenses that would result from such enactments);

                 (p) audit and bookkeeping fees, legal fees and expenses incurred in connection with the operation or management of the Property (other than those incurred in connection with an audit performed pursuant to Section 5.7); and

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                 (q) any other expenses of any kind whatsoever reasonably
incurred in connection with the management, operation, maintenance, repair and replacement of the Property.

         Notwithstanding anything in the definition of Operating Expenses to the contrary, Operating Expenses shall not include the following:

                          (i) Costs actually reimbursed to Landlord by insurance
proceeds for the repair of damage to the Property;

                          (ii) Overhead and profit increment paid to Landlord or
to subsidiaries or affiliates of Landlord for goods and/or services in or to the Property to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

                          (iii) Financing and refinancing costs, interest,
principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Property;

                          (iv) Legal fees, leasing commissions, cash allowances,
buy-out amounts, advertising expenses, promotional expenses, and other costs of a similar nature incurred in the leasing of space at the Property;

                          (v) Ground rent or any other payments paid under any
present or future ground or overriding or underlying lease and/or grant affecting the Property and/or the Premises (other than payments which, independent of such lease, would constitute an Operating Expense hereunder);

                          (vi) Depreciation of any capital expenditures
(determined in accordance with GAAP);

                          (vii) capital improvements except as otherwise
permitted under subsection (n) above;

                          (viii) insurance that is in excess of that which a
prudent owner of a comparable building would carry in the ordinary course of business;

                          (ix) the costs to repair or replace any damage or
destruction covered by Article 18 or restoration pursuant to Article 19 in excess of insurance proceeds and a reasonable deductible;

                          (x) costs incurred due to a violation of the
provisions of this Lease by Landlord; and

                          (xi) costs arising from the presence of any Hazardous
Materials in, on or under the Property as of or prior to the Commencement Date or caused by Landlord or its agents, except to the extent Tenant has exacerbated or contributed to the presence of such Hazardous Materials.

         5.3 Payment of Operating Expenses. Between the Commencement Date and the Rent Commencement Date, Landlord shall invoice Tenant on a monthly basis for the cost of insurance under Section 5.2(g) attributable for such month and for any utility costs which are not being billed directly to Tenant, and Tenant shall pay such costs to Landlord within thirty (30) days after receipt of such invoices. Commencing on the Rent Commencement Date, Tenant shall pay to Landlord as Additional Rent one twelfth (1/12) of the Operating Expenses for each calendar year or portion thereof during the Term, in advance, on or before the first day of each month in an amount estimated by Landlord as stated in a written notice to Tenant. Landlord may by written notice to Tenant revise such estimates from time to time and Tenant shall thereafter make payments on the basis of such revised estimates. On or before April 15 of each calendar year, Landlord will furnish Tenant with a statement ("Landlord's Expense Statement") setting forth in reasonable detail the actual Operating Expenses for the prior calendar year. If the actual Operating Expenses for such year exceed the estimated Operating Expenses paid by Tenant for such year, Tenant shall pay to Landlord (whether or not this Lease has terminated) the difference between the amount of estimated Operating Expenses paid by Tenant and the actual Operating Expenses within thirty (30) days after the receipt of Landlord's Expense Statement. If the total amount paid by Tenant for any year exceeds the actual Operating Expenses for that year, the excess shall be credited against the next installments of Base Rent due from Tenant to Landlord, or, if after the Termination Date, the excess shall first be credited against any unpaid Base Rent or Additional Rent due and any remaining excess shall be refunded to Tenant concurrently with the furnishing of Landlord's Expense Statement.

         5.4 Proration. If either the Rent Commencement Date or the Termination Date occurs on a date other than the first or last day, respectively, of a calendar year, Operating Expenses for the year in which the Rent Commencement Date or Termination Date occurs shall be prorated based on a 365-day year.

         5.5 Utility Costs. As of the Commencement Date, Tenant shall be solely responsible for and shall make all arrangements for all utilities and services exclusively furnished to or used at the Premises, including, without limitation, all water, gas, electricity, telephone and other electronic communications services, sewer service, waste pick-up and trash removal, janitorial services, and any other utilities and services provided by third parties to the Premises, except as provided by Landlord pursuant to Sections 5.2 and 7.1.

         5.6 Taxes on Tenant's Personal Property and Business. Tenant shall pay prior to delinquency all taxes levied or assessed by any local, state or federal authority upon the conduct of Tenant's business in the Premises or upon Tenant's Personal Property (as defined in Section 9.6) and shall deliver satisfactory evidence of such payment to Landlord within thirty (30) days after receipt of a written request for such evidence.

         5.7 Tenant's Audit Rights. Notwithstanding anything in this Lease to the contrary, Tenant shall have the right, after reasonable notice, at reasonable times, and no more than once in any calendar year, to inspect and photocopy at Landlord's office Landlord's accounting records relating to the operation and management of the Property. If, after such inspection and photocopying, Tenant disputes the amount of Operating Expenses, Tenant, or an agent designated by Tenant (who shall be a certified public accountant not being paid on a contingency basis), shall be entitled to audit and/or review Landlord's accounting records for the Property to determine the correct amount of Operating Expenses. If such audit or review reveals either that Landlord has overcharged or undercharged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse Tenant the amount of such overcharge or Tenant shall pay to Landlord the difference between the amount previously paid by Tenant and the actual amount due. If Landlord desires to contest such audit results, Landlord may do so by submitting the results of the audit to arbitration through JAMS San Jose or San Francisco offices within thirty (30) days after receipt of the results of the audit, and the arbitration shall be final and binding upon Landlord and Tenant. Tenant agrees to pay the cost of such audit, provided that, if the audit reveals that Landlord's determination of Operating Expenses was in error in Landlord's favor by more than five percent (5%), Landlord shall pay the cost of such audit. The cost of the arbitration shall be paid pursuant to
Section 29.7. Nothing in this Section 5.7 shall entitle Tenant to withhold any disputed portion of Operating Expenses pending the results of the audit.

     6.  USE OF PREMISES AND CONDUCT OF BUSINESS

         6.1 Permitted Use. Tenant may use and occupy the Premises during the Term solely for the uses specified and permitted in Article 1 and in this
Section 6.1 and for no other purpose without the prior written consent of Landlord, such consent to be granted or withheld in Landlord's sole discretion. Subject to the following, Tenant shall be permitted to use the Premises for Research and Development and Office Functions. At no time shall more than the Permitted Office Percentage (as defined below) of the Premises be used for office functions not directly related to the administration of the research and development programs located in the Premises ("Office Functions"), and Tenant acknowledges that Landlord is entering into this Lease in consideration of Tenant's intended use of the Premises as a research and development facility and in reliance on Tenant's representation that at least the Required R&D Percentage (as defined below) of the Premises will be used for research and development activities and related administrative functions (which can include, without limitation, the following uses of a research and development company: spaces for clinical and product development, quality assurance and regulatory affairs, and incidental thereto, general offices, marketing, employment and human resources, company management, break areas and cafeteria and other similar areas designated for use by employees, file rooms, seminar and training rooms and libraries) ("Research and Development"), whether by Tenant or by Tenant's permitted Transferees pursuant to Article 14. Research and Development shall not be limited to research and development in the life sciences. Tenant further acknowledges that Landlord's imposition of use restrictions on the Premises is a reasonable aspect of Landlord's on-going policy to develop and operate the Stanford Research Park to enhance the synergies between commercial research and development enterprises and the academic research carried on at Stanford University. In addition, in the event Tenant leases other space in the Stanford Research Park, either directly from Landlord or from any existing tenant, the proportion of permitted office space may be applied on a cumulative basis, so that as long as Tenant uses the Required R&D Percentage of its total space in the Stanford Research Park for Research and Development and the limit on Office Functions in the Premises shall not apply. The "Permitted Office Percentage" shall be equal to twenty-five percent (25%) through the end of Lease Year 5, and shall be equal to fifteen percent (15%) from the beginning of Lease Year 6 through the end of the Term. The "Required R&D Percentage" shall be equal to seventy-five percent (75%) through the end of Lease Year 5, and shall be equal to eighty-five percent (85%) from the beginning of Lease Year 6 through the end of the Term.

         6.2 Prohibited Uses. Tenant shall not use the Premises or allow the Premises to be used for any illegal or immoral purpose, or so as to create waste, or constitute a private or public nuisance. Tenant shall not place any loads upon the floors, walls, or ceiling which endanger the structure, or place any Hazardous Material in the drainage system of the Premises, or overload existing electrical or other mechanical systems. Tenant shall not use any machinery or equipment which causes any substantial noise or vibration. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the Premises except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the Premises where approved by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises or on any portion of the Common Area unless otherwise approved by Landlord in its sole discretion. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. No explosives or firearms shall be brought into the Premises.

         6.3 Research Park Handbook. Tenant acknowledges that it has received a copy of the Stanford Research Park Handbook (the "Handbook"), which is incorporated into this Lease by this reference. Tenant agrees to be bound by and to comply with the Handbook during the Term. Landlord reserves the right to make reasonable amendments and modifications to the Handbook from time to time, and upon receipt of written notice, Tenant agrees to be bound by and comply with such reasonable amendments and modifications; provided that in the event of a direct conflict between the terms of this Lease and any amendment or modification to the Handbook, the terms of this Lease shall control. Landlord agrees that Tenant shall not be required to make any alterations or improvements to the Property or the Premises (as part of the Tenant Improvement Work or otherwise) due to the Property or the Premises not complying with the terms of the Handbook if such non-compliance existed as of the Commencement Date.

     7.  REPAIRS, MAINTENANCE AND SERVICES

         7.1 Landlord's Obligations. Except as specifically provided in this Lease, Landlord shall not be required to furnish any services, facilities or utilities to the Premises or to Tenant, and Tenant assumes full responsibility for obtaining and paying for all services, facilities and utilities to the Premises. Landlord will repair, replace and maintain the Building Systems, fire protection systems, the Common Area (other than the exterior lighting), and the structural portions of the Premises, including, without limitation, the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs and stairwells (collectively, the "Building Structure") in good condition and repair meeting the standards commensurate with comparable research and development and office buildings located in the San Francisco Bay Area. Notwithstanding the foregoing, Landlord may permit Tenant to perform routine maintenance on portions of the Building Systems, as provided in Section 7.2. Tenant shall notify Landlord in writing when it becomes aware of the need for any repair, maintenance or replacement which is Landlord's responsibility under this Section. The costs of such repair, replacement and maintenance shall be included in Operating Expenses to the extent provided in Article 5; provided that Tenant shall reimburse Landlord in full and within thirty (30) days after written demand for the cost of any repair to the Premises, Building Structure, Building Systems or Common Area which is attributable to misuse by Tenant or Tenant's Agents. This reimbursement shall be Additional Rent. Tenant hereby waives and releases any right it may have under any law, statute or ordinance now or hereafter in effect to make any repairs which are Landlord's obligation under this Section.

         7.2 Tenant's Obligations. Except as provided in Section 7.1, Tenant assumes full responsibility for the repair, replacement and maintenance of the Premises. Tenant shall be responsible for routine maintenance of the Building Systems and fire protection systems; provided that Landlord may elect to assume such responsibility as an Operating Expense in the event Tenant does not perform such maintenance in accordance with prudent standards of building ownership. Tenant shall also be responsible for repair, maintenance and replacement of exterior lighting in the Common Area, provided that Tenant shall at all times comply with the requirements of the City of Palo Alto regarding such exterior lighting (including without limitation any rules regarding the hours of operation of such lighting). Tenant shall take good care of the Premises and keep the Premises (other than those items which are the responsibility of Landlord) in good working order and in a clean, safe and sanitary condition. All repairs and replacements by Tenant shall be made and performed: (a) at Tenant's cost and expense, (b) in full compliance with Article 9, (c) so that same shall be at least equal in quality, value and utility to that that existed as of the Rent Commencement Date, (d) in a manner and using equipment and materials that will not impair the operation of or damage the Building Systems, and (e) in accordance with Article 9 (if applicable), and all Applicable Laws. Tenant shall reimburse Landlord within thirty (30) days after written demand as Additional Rent for any out-of-pocket expenses incurred by Landlord in connection with any repairs or replacements required to be made by Tenant, including, without limitation, any reasonable fees charged by Landlord's contractors to review plans and specifications prepared by Tenant.

         7.3 Security. Tenant shall be solely responsible for the security of the Premises and Tenant's Agents while in or about the Premises. Any security services provided to the Property by Landlord shall be subject to the mutual agreement of the parties, and Landlord shall not be liable to Tenant or Tenant's Agents for any failure to provide security services or any loss, injury or damage suffered as a result of a failure to provide security services. Notwithstanding the foregoing, Tenant shall pay its pro rata share as an Operating Expense pursuant to Section 5.2(f) of any security services provided by Landlord to all tenants of the Stanford Research Park.

         7.4 Special Services. If Tenant requests any services from Landlord other than those for which Landlord is obligated under this Lease, Tenant shall make its request in writing and Landlord may elect in its sole discretion whether to provide the requested services. If Landlord provides any special services to Tenant, Landlord shall charge Tenant for such services at the prevailing rate being charged for such services by other property owners and property managers of comparable buildings in the area of the Property, and Tenant shall pay the cost of such services as Additional Rent within thirty (30) days after receipt of Landlord's invoice.

     8.  ACCEPTANCE

         The Premises as furnished by Landlord consist of the improvements as they exist as of the Effective Date and Landlord shall have no obligation for construction work or improvements on or to the Premises. Prior to entering into this Lease, Tenant has made a thorough and independent examination of the Premises and all matters related to Tenant's decision to enter into this Lease. Tenant is thoroughly familiar with all aspects of the Premises and is satisfied that they are in an acceptable condition and meet Tenant's needs. Without limiting the foregoing, Tenant acknowledges that Landlord did not construct the Premises, and that Tenant will take possession of the Premises immediately after it is vacated by TIBCO. Landlord shall use commercially reasonable efforts to enforce the requirements of the existing TIBCO lease with respect to TIBCO's surrender of the Premises. Tenant does not rely on, and Landlord does not make, any express or implied representations or warranties as to any matters including, without limitation, (a) the physical condition of the Premises, the Building Structure, Building Systems, or the Common Area, (b) the existence, quality, adequacy or availability of utilities serving the Premises, (c) the use, habitability, merchantability, fitness or suitability of the Premises for Tenant's intended use, (d) the likelihood of deriving business from Tenant's location or the economic feasibility of Tenant's business, (e) Hazardous Materials in the Premises, or on, in under or around the Property, (f) zoning, entitlements or any laws, ordinances or regulations which may apply to Tenant's use of the Premises or business operations, or (g) any other matter. Tenant has satisfied itself as to such suitability and other pertinent matters by Tenant's own inquiries and tests into all matters relevant in determining whether to enter into this Lease. Tenant accepts the Premises in their existing "as-is" condition. Tenant shall, by entering into and occupying the Premises, be deemed to have accepted the Premises and to have acknowledged that the same are in good order, condition and repair.

     9.  TENANT IMPROVEMENTS; ALTERATIONS

         9.1 Tenant Improvements. Tenant shall be responsible for the design and construction of all initial improvements to the Premises (the "Tenant Improvement Work") and shall use diligent efforts to cause the construction of the Tenant Improvement Work in a first class manner and in compliance with all Applicable Laws. Without limiting any other provision of this Lease, all of the provisions of this Article 9 and of Article 10 (Liens) shall apply to the Tenant Improvement Work. Landlord shall provide to Tenant a Tenant Improvement Allowance in the maximum amount of Five Million Dollars ($5,000,000), which shall not exceed the actual cost of the Tenant Improvement Work and the items identified on the attached Schedule 9.1 (the

"Approved Additional Items"). Any costs in excess of the Tenant Improvement Allowance shall be paid by Tenant. Tenant shall have the right to use the Tenant Improvement Allowance only for the cost of permanent improvements to the Premises and the Approved Additional Items, and shall not be used for any items of personal property to be installed or used in the Premises. Tenant shall expend at least Three Million Dollars ($3,000,000) of the Tenant Improvement Allowance by the Rent Commencement Date, and the remainder by the six (6) month anniversary of the Rent Commencement Date. Any excess sums remaining unspent as of the six (6) month anniversary of the Rent Commencement Date shall be forfeited. Landlord shall pay the Tenant Improvement Allowance to Tenant in progress payments no more frequently than once per calendar month, within ten
(10) days after receipt by Landlord of (a) an itemized statement of Tenant Improvement Work expenses to the date of such statement, accompanied by reasonably detailed invoices and other supporting information as is reasonably requested by Landlord, and (b) unconditional lien releases for the prior calendar month and conditional lien releases for the current month, each in the form required under California Civil Code Section 3262 from all contractors, subcontractors and materialmen who shall have furnished materials or supplies or performed work or services in connection with the Tenant Improvement Work. Each of Landlord's progress payments shall be proportionate to the total of each invoice, based on the ratio between the total amount of the Tenant Improvement Allowance and the total cost of the Tenant Improvement Work; provided that Landlord shall pay all costs of the Tenant Improvement Work up to the amount of the Tenant Improvement Allowance prior to any contribution by Tenant if: (a) the cost of the Tenant Improvement Work is reasonably estimated to exceed the Tenant Improvement Allowance (based on quotes received by Tenant for such work), and
(b) Tenant deposits the funds necessary to pay for such excess costs in an escrow account reasonably acceptable to Landlord. Notwithstanding the foregoing, Landlord shall have no obligation to pay the Tenant Improvement Allowance if (i) an Event of Default by Tenant exists under this Lease; (ii) a lien has been filed with respect to the Tenant Improvement Work that has not been released;
(iii) Tenant is not in compliance with the terms of all applicable permits for the Tenant Improvement Work, or (iv) the insurance required under this Lease is not in full force and effect.

         9.2 Landlord's Approval. Tenant shall obtain Landlord's prior written consent to the plans and specifications for the Tenant Improvement Work, which shall not be unreasonably withheld (provided that it shall not be reasonable for the Landlord to withhold consent because the Tenant Improvement Work shall cause a Hazardous Material Delay unless the Hazardous Material Delay can be reasonably avoided pursuant to Section 12.4). Landlord shall respond to Tenant in writing to any request for approval of the plans and specifications for the Tenant Improvement Work within ten (10) business days after receipt of such request, and to any request for approval of a change order within five (5) business days after receipt of such request. If Landlord disapproves such request, Landlord shall give written notice to Tenant within the applicable response period specifying, in written form reasonably satisfactory to Tenant, the reasons for Landlord's disapproval. If the completion of the Tenant Improvement Work is delayed by Landlord's failure to respond within the applicable time period (each day shall be referred to as a day of "Landlord Delay"), then the provisions of
Section 3.2 shall apply as Tenant's sole and exclusive remedy.

         9.3 Alterations by Tenant. After completion of the Tenant Improvement Work, Tenant shall not make or permit any alterations to the Building Systems, and shall not make or permit any alterations, installations, additions or improvements, structural or otherwise (collectively, but not including the Tenant Improvement Work, "Alterations") in or to the Premises without Landlord's prior written consent, which Landlord shall not unreasonably withhold, condition or delay. Landlord shall respond to any request by Tenant to make any Alteration within ten (10) business days after receipt of such request for consent from Tenant. Notwithstanding the foregoing, Landlord's consent shall not be required
(a) in the case of interior, cosmetic non-structural Alterations that do not require a permit, or affect the Building Systems, or affect the entryways or elevators, or (b) in the case of other Alterations that do not exceed a total price of Fifty Thousand Dollars ($50,000) per project and do not affect the Premises Systems or the structural integrity of the Premises. All Alterations shall be done at Tenant's sole cost and expense, including without limitation the cost and expense of obtaining all permits and approvals required for any Alterations.

         9.4 Project Requirements. The following provisions of this Section 9.3 shall apply to all Alterations and the Tenant Improvement Work, whether or not requiring Landlord's approval (unless otherwise noted):

                 (a) Prior to entering into a contract for the Tenant Improvement Work or any Alterations requiring Landlord's approval, Tenant shall obtain Landlord's written approval, which approval shall not be unreasonably withheld, conditioned or delayed, of the identity of each of the design architect and the general contractor.

                 (b) Before commencing the construction of the Tenant Improvement Work or any Alterations, Tenant shall procure or cause to be procured the insurance coverage described below and provide Landlord with certificates of such insurance in form reasonably satisfactory to Landlord. All such insurance shall comply with the following requirements of this Section and of Section 13.2.

                          (i) During the course of construction, to the extent
not covered by property insurance maintained by Tenant pursuant to Section 13.2, comprehensive "all risk" builder's risk insurance, including vandalism and malicious mischief, excluding earthquake and flood, covering all improvements in place on the Premises, all materials and equipment stored at the site and furnished under contract, and all materials and equipment that are in the process of fabrication at the premises of any third party or that have been placed in transit to the Premises when such fabrication or transit is at the risk of, or when title to or an insurable interest in such materials or equipment has passed to, Tenant or its construction manager, contractors or subcontractors (excluding any contractors', subcontractors' and construction managers' tools and equipment, and property owned by the employees of the construction manager, any contractor or any subcontractor), such insurance to be written on a completed value basis in an amount not less than the full estimated replacement value of Alterations.

                          (ii) Commercial general liability insurance covering
Tenant, Landlord and each construction manager, contractor and subcontractor engaged in any work on the Premises, which insurance may be effected by endorsement, if obtainable, on the policy required to be carried pursuant to Section 13.2, including insurance for completed operations, elevators, owner's, construction manager's and contractor's protective liability, products completed operations for one (1) year after the date of acceptance of the work by Tenant, broad form blanket contractual liability, broad form property damage and full form personal injury (including but not limited to bodily injury), covering the performance of all work at or from the Premises by Tenant, its construction manager, contractors and subcontractors, and in a liability amount not less than the amount at the time carried by prudent owners of comparable construction projects, but in any event not less than Three Million Dollars ($3,000,000) combined single limit, which policy shall include thereunder for the mutual benefit of Landlord and Tenant, bodily injury liability and property damage liability, and automobile insurance on any non-owned, hired or leased automotive equipment used in the construction of any work.

                          (iii) Workers' Compensation Insurance approved by the
State of California, in the amounts and coverages required under workers' compensation, disability and similar employee benefit laws applicable to the Premises, and Employer's Liability Insurance with limits not less than that required by law.

                 (c) All construction and other work in connection with the Tenant Improvement Work (subject to the Tenant Improvement Allowance) and any Alterations shall be done at Tenant's sole cost and expense and in a prudent and first class manner. Tenant shall perform the Tenant Improvement Work and construct any Alterations in accordance with all Applicable Laws, and with plans and specifications that are in accordance with the provisions of this Article 9 and all other provisions of this Lease.

                 (d) Prior to the commencement of the Tenant Improvement Work or any Alteration in excess of Ten Thousand Dollars ($10,000), Landlord shall have the right to post in a conspicuous location on the Premises and to record in the public records a notice of Landlord's nonresponsibility. Tenant covenants and agrees to give Landlord at least ten (10) days prior written notice of the commencement of any such Alteration in order that Landlord shall have sufficient time to post such notice.

                 (e) Tenant shall take all necessary safety precautions during any construction.

                 (f) Tenant shall prepare and maintain (i) on a current basis during construction, annotated plans and specifications showing clearly all changes, revisions and substitutions during construction, and (ii) upon completion of construction of the Tenant Improvement Work or any Alterations requiring Landlord's consent, as-built drawings showing clearly all changes, revisions and substitutions during construction, including, without limitation, field changes and the final location of all mechanical equipment, utility lines, ducts, outlets, structural members, walls, partitions and other significant features. These as-built drawings and annotated plans and specifications shall be kept at the Premises and Tenant shall update them as often as necessary to keep them current. The as-built drawings and annotated plans and specifications shall be made available for copying and inspection by Landlord at all reasonable times.

                 (g) Upon completion of the construction of the Tenant Improvement Work or any Alterations in excess of Ten Thousand Dollars ($10,000) during the Term, Tenant shall file for recordation, or cause to be filed for recordation, a notice of completion and shall deliver to Landlord evidence satisfactory to Landlord of payment of all costs, expenses, liabilities and liens arising out of or in any way connected with such construction (except for liens that are contested in the manner provided herein).

         9.5 Removal of Alterations and Tenant Improvement Work. Except as provided in Section 9.6, all Tenant Improvement Work, Approved Additional Items paid for with the Tenant Improvement Allowance, Alterations, and any other appurtenances, fixtures, improvements, equipment, additions and property permanently attached to or installed in the Premises at the commencement of or during the Term, shall at the end of the Term become Landlord's property without compensation to Tenant, or be removed in accordance with this Section. Tenant shall not be obligated, and shall not have the right, to remove any of the Tenant Improvement Work or any Approved Additional Items paid for with the Tenant Improvement Allowance or which have by their nature become permanently attached to or installed in the Premises. Landlord shall notify Tenant in writing at the time of Landlord's approval of any Alterations whether or not the proposed Alterations will be required to be removed by Tenant at the end of the Term. Tenant shall have the right (as set forth below in Section 9.6), but shall have no obligation, to remove any Alterations that Landlord has not so designated in writing for removal. Tenant shall repair or pay the cost of repairing any damage to the Premises caused by the removal of any Alterations. If Tenant fails to perform its repair obligations, without limiting any other right or remedy, Landlord may on five (5) business days prior written notice to Tenant perform such obligations at Tenant's expense and Tenant shall reimburse Landlord within thirty (30) days after demand for all out-of-pocket costs and expenses incurred by Landlord in connection with such repair. Tenant's obligations under this Section shall survive the termination of this Lease.

         9.6 Tenant's Personal Property. Except for the Tenant Improvement Work and Approved Additional Items which may not be removed pursuant to Section 9.5, and except for ceiling and related fixtures, HVAC equipment and floor coverings, all of which shall become the property of Landlord at the end of the Term, all other furniture, trade fixtures, furnishings, equipment and articles of movable personal property installed in the Premises by or for the account of Tenant, and which can be removed without structural or other material damage to the Premises (collectively, "Tenant's Personal Property"), plus any Alterations and Approved Additional Items not paid for with the Tenant Improvement Allowance which can be removed without structural or other material damage to the Premises, may be removed by Tenant at any time during the Term (subject to the requirements of this Article 9). Tenant shall remove from the Premises all Tenant's Personal Property and any Alterations that Tenant is permitted to and chooses to remove pursuant to the terms of this Article 9 on or before the Termination Date. Tenant shall repair or pay the cost of repairing any damage to the Premises resulting from such removal, and the provisions of Section 9.5 above shall apply in the event Tenant fails to do so.

Any items of Tenant's Personal Property which remain in the Premises after the Termination Date may, on five (5) business days prior written notice to Tenant, at the option of Landlord, be deemed abandoned and in such case may either be retained by Landlord as its property or be disposed of, without accountability, at Tenant's expense in such manner as Landlord may see fit.

     10. LIENS

         Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant. If Tenant shall not, within thirty (30) days following the filing of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided in this Lease and by law, the right but not the obligation to cause any such lien to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, without limitation, reasonable counsel fees) shall be payable to Landlord by Tenant within thirty
(30) days after written demand with interest from the date incurred at the Interest Rate. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord and the Premises from mechanics' and materialmen's liens, as more specifically provided in Section 9.3(d).

     11. COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS

         11.1 Applicable Laws. Except as otherwise provided in this Section 11.1, Tenant, at Tenant's cost and expense, shall comply with all applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval, and requirements, of all federal, state, county, municipal and other governmental authorities and the departments, commissions, boards, bureaus, instrumentalities, and officers thereof, and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Premises or the use, operation or occupancy of the Premises, whether now existing or hereafter enacted (collectively, "Applicable Laws"). Except as otherwise provided in this Section 11.1, Tenant shall be solely responsible for compliance with and shall make or cause to be made all such improvements and alterations to the Premises (including, without limitation, removing barriers and providing alternative services) as shall be required to comply with all applicable building codes, laws and ordinances relating to public accommodations, including the Americans with Disabilities Act of 1990, 42 U.S.C. ss.ss. 12111 et seq. (the "ADA"), and the ADA Accessibility Guidelines promulgated by the Architectural and Transportation Barriers Compliance Board, the public accommodations title of the Civil Rights Act of 1964, 42 U.S.C. ss.ss. 2000a et. seq., the Architectural Barriers Act of 1968, 42 U.S.C. ss.ss. 4151 et. seq., as amended, Title V of the Rehabilitation Act of 1973, 29 U.S.C. ss.ss. 790 et. seq., the Minimum Guidelines and Requirements for Accessible Design, 36 C.F.R. Part 1190, the Uniform Federal Accessibility Standards, and Title 24 of the California Code of Regulations, as the same may be amended from time to time, or any similar or successor laws, ordinances and regulations, now or hereafter adopted. Notwithstanding the foregoing, however, Tenant shall not be required to perform any alterations or other modifications to the Premises or



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other portions of the Property required by Applicable Laws (including, but not limited to, the ADA) unless such alterations or modifications are related to or affected or triggered by (i) the Tenant Improvement Work or Alterations made by Tenant, or (ii) Tenant's particular use of the Premises (as opposed to general research and development and/or related administrative and office use). Any work or installations made or performed by or on behalf of Tenant shall be made in conformity with and subject to the provisions of Article 9. Tenant's liability shall be primary and Tenant shall indemnify Landlord in accordance with Section
13.1 in the event of any failure or alleged failure of Tenant to comply with Applicable Laws. Landlord shall comply with all Applicable Laws affecting those portions of the Property for which Landlord is responsible under Section 7.1, subject to reimbursement by Tenant as an Operating Expense to the extent provided in Section 5.2.

         11.2 Insurance Requirements. Tenant shall not do anything, or permit anything to be done, in or about the Premises that would: (a) invalidate or be in conflict with the provisions of or cause any increase in the applicable rates for any fire or other insurance policies covering the Premises or any property located therein (unless Tenant pays for such increased costs), or (b) result in a refusal by fire insurance companies of good standing to insure the Premises or any such property in amounts reasonably satisfactory to Landlord (which amounts shall be comparable to the amounts required by comparable landlords of comparable buildings, or (c) subject Landlord to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in the Premises. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body that shall hereafter perform the function of such Association.

     12. HAZARDOUS MATERIALS

         12.1 Definitions. As used in this Lease, the following terms shall have the following meanings:

                 (a) "CMWMA" means the California Medical Waste Management Act, California Health & Safety Code Sections 117600 et seq., and all regulations issued thereunder, as currently in effect or as amended from time to time.

                 (b) "Environmental Activity" means any use, storage, holding, release, emission, discharge, manufacturing, generation, processing, abatement, removal, disposition, handling, transportation, discharge or release of any Hazardous Materials at, from, into, on or under the Premises, the Common Area or the Property, and shall include the exacerbation of any Known Pre-Existing Environmental Condition by Tenant or any of Tenant's Agents.

                 (c) "Environmental Laws" mean all Applicable Laws, now or hereafter in effect, relating to environmental conditions, industrial hygiene or Hazardous Materials on, under or about the Property, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.

Section 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801, et seq., the Solid Waste Disposal Act, 42 U.S.C. Section 6901, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., the Clean Air Act, 42 U.S.C. Section 7401, et seq., the Toxic Substances Control Act, 15 U.S.C.
Section 2601 through 2629, the Safe Drinking Water Act, 42 U.S.C. Sections 300f through 300j, the CMWMA and any similar state and local laws and ordinances and the regulations now or hereafter adopted and published and/or promulgated pursuant thereto.

                 (d) "Hazardous Material" means any chemical, substance, material or waste, living organism or combination thereof which is or may be hazardous to the environment or human or animal health or safety due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects. Hazardous Materials shall include, without limitation, medical waste, petroleum hydrocarbons, including crude oil or any fraction thereof, asbestos, radon, polychlorinated biphenyls (PCBs), methane and all substances which now or in the future may be defined as "hazardous substances," "hazardous wastes," "extremely hazardous wastes," "hazardous materials," "toxic substances," "infectious wastes," "biohazardous wastes," "medical wastes," "radioactive wastes" or which are otherwise listed, defined or regulated in any manner pursuant to any Environmental Laws.

                 (e) "Medical Waste" means Medical Waste as defined in California Health & Safety Code Section 117690 as currently in effect or as amended from time to time. Medical Waste includes "biohazardous waste" and "sharps waste" as those terms are defined under the CMWMA.

                 (f) "Tenant's Hazardous Materials" means any Hazardous Materials resulting from the Environmental Activity by Tenant or any of Tenant's Agents.

         12.2 Environmental Release of Landlord. Tenant represents to Landlord that Tenant is aware that detectable amounts of Hazardous Materials have come to be located on, beneath and/or in the vicinity of soil and groundwater at the Premises prior to the Commencement Date, as described in the materials attached to the letter from Annette Walton to Gary Whittlesey dated June 10, 2002, a copy of which is attached as Exhibit D (the "Known Pre-Existing Environmental Condition"). Tenant is also aware that the Property and Tenant's interest under this Lease are subject to an Environmental Access Agreement dated as of February 28, 1995 between Landlord and Teledyne MEC, pursuant to which Teledyne MEC may require access to the Property for the purpose of remediating the Known Pre-Existing Environmental Condition. Tenant has made such investigations and inquiries as it deems appropriate to ascertain the effects, if any, of the Known Pre-Existing Environmental Condition on its operations and on persons using the Premises and the Common Area. Landlord makes no representation or warranty with regard to the environmental condition of the Premises, the Common Area or the Property. Except to the extent of Landlord's indemnity as set forth in Section
12.8 and Landlord's obligations set forth in Section 12.4, Tenant hereby releases Landlord and Landlord's officers, directors, trustees, agents and employees from any and all claims, demands, suits, damages, debts, liabilities (including liabilities arising out of any claims made by third parties against Tenant), and causes of action of whatever kind or nature, whether known or unknown or suspected or unsuspected which Tenant or any of Tenant's Agents may have, claim to have, or which may hereafter accrue against the released parties or any of them, arising out of or relating to the Known Pre-Existing Environmental Condition. In connection with such release, Tenant hereby waives any and all rights conferred upon it by the provisions of
Section 1542 of the California Civil Code, which reads as follows:

                 A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         12.3 Environmental Release of Tenant. Landlord hereby releases Tenant and Tenant's officers, directors, agents and employees from any and all claims, demands, debts, liabilities and causes of action of whatever kind or nature, whether known or unknown or suspected or unsuspected which Landlord or any of Landlord's Agents may have, claim to have or which may hereafter accrue against the released parties or any of them, arising out of or relating to or in any way connected with the Known Pre-Existing Environmental Condition or any Hazardous Materials that came or come to be located in, on or under, or now or hereafter emanating from or migrating onto the Property, except to the extent of Tenant's indemnity as set forth in Section 12.7 and Tenant's obligations under this
Article 12. In connection with such release, Landlord hereby waives any and all rights conferred upon it by the provisions of Section 1542 of the California Civil Code, which reads as follows:

                 A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         12.4 Tenant Improvement Work. Landlord and Tenant acknowledge that additional investigation or remediation may be required in connection with the Known Pre-Existing Environmental Condition during the conduct of the Tenant Improvement Work. The provisions of this Section 12.4 shall apply to the Tenant Improvement Work and any subsequent Alterations (collectively, the "Work") as provided below.

                 (a) Tenant shall provide Landlord with a written schedule of its planned Work at least seven (7) days in advance of the start of the Tenant Improvement Work. The written schedule shall define the scope of the Tenant Improvement Work and, with respect to the Tenant Improvement Work, shall establish commercially reasonable time frames for the completion of each phase of such work. Tenant shall notify Landlord when it commences the Work under the written schedule provided to Landlord. Tenant shall notify Landlord seven (7) days in advance of any earthwork which disturbs the subsurface of the Property, including removal of the slab within the building. Landlord shall, at no cost to Tenant, monitor environmental conditions in the subsurface at the Premises and promptly perform any investigation or remediation of: (a) any Known Pre-Existing Environmental Condition or (b) any newly discovered Hazardous Materials that have come to be located in, on or under the Property prior to the Commencement Date ((a) and (b) are collectively, the "Pre-Existing Environmental Conditions") necessitated by the Work which is either (i) ordered to be performed by the Department of Toxic Substances Control or any other governmental entity, or (ii) deemed warranted by Landlord, in its sole discretion (hereinafter the "Environmental Work"). Landlord plans to obtain an environmental consultant to perform the Environmental Work. Tenant shall provide Landlord, at no cost, with access to the Property to perform the Environmental Work. In the event that Tenant has any changes to the scope of the Work and/or, with respect to the Tenant Improvement Work, the written schedule provided to Landlord for the Tenant Improvement Work, it shall notify Landlord in writing and provide a revised schedule and/or scope of work. As they occur, Tenant shall notify Landlord in writing of any delays in completing the Tenant Improvement Work under the written schedule and shall specify whether it believes that such delays are caused by the Environmental Work or for other business reasons. Tenant shall have a duty to adjust the Tenant Improvement Work in a commercially reasonable fashion, at no increased cost to Tenant that Landlord does not agree to pay, and with no significant impact on the end product of Tenant's planned Tenant Improvement Work, to avoid or minimize any delays due to the need to perform the Environmental Work, including adjusting the phasing or staging of the Tenant Improvement Work.

                 (b) Tenant shall perform the Tenant Improvement Work in a responsible fashion and shall not exacerbate the Known Pre-Existing Environmental Condition. Tenant acknowledges that remediation equipment exists on the Property and shall not interfere with any existing groundwater extraction and treatment system or monitoring wells.

                 (c) In the event that Tenant elects to perform any future Alterations of the Premises, Landlord and Tenant shall conform to the procedures and obligations set forth in Sections 12.4 (a) and (b), except that Tenant waives the right to seek any compensation from Landlord for Hazardous Material Delays (as defined below) that delay the Alterations and the right to terminate this Lease because of Hazardous Material Delays that delay the Alterations.

                 (d) Landlord shall compensate Tenant for any Hazardous Material Delay as provided in this subsection. A "Hazardous Material Delay" is any delay to the Tenant Improvement Work in deviation from the written schedule provided to Landlord which is the direct result of Environmental Work that is or is required to be performed by Landlord or its environmental consultant, including, without limitation, any delay directly resulting from any additional approvals that Tenant or Landlord may have to obtain from governmental entities as a result of such Environmental Work. In the event of a Hazardous Material Delay, the Rent Commencement Date shall be extended as set forth in Section 3.2. In addition, Landlord shall pay Tenant an amount equal to One Thousand Six Hundred Sixty-Seven Dollars ($1,667) for every day of Hazardous Material Delay. A Hazardous Material Delay shall explicitly not include (i) any delay that can be avoided by Tenant by adjusting the Tenant Improvement Work in a commercially reasonable fashion at no increased cost to Tenant that Landlord does not agree to pay, including by adjusting the phasing or staging of the Tenant Improvement Work (provided, however, a Hazardous Material Delay shall explicitly include any delay to the Tenant Improvement Work that is a direct result of such adjustment), and (ii) any delay caused by factors other than the Environmental Work, including business reasons of the Tenant or Tenant's decision to make changes in the scope of the Tenant Improvement Work that do not otherwise result in a Hazardous Material Delay. At the completion of the Tenant Improvement Work, Tenant shall notify Landlord of the total amount due to Tenant hereunder resulting from any Hazardous Material Delays. Tenant shall provide Landlord with objective documentation to reasonably substantiate any Hazardous Material Delay. If Landlord and Tenant disagree about compensation for a Hazardous Material Delay, the dispute shall be referred to senior management for informal resolution. If the dispute cannot be informally resolved, either party may submit the matter to binding arbitration for formal resolution through JAMS San Jose or San Francisco offices. In the event there will be a Hazardous Material Delay of nine (9) months or more, and Tenant provides Landlord with written notice that it desires to terminate this Lease, this Lease shall terminate effective as of the date of such notice if Landlord and Tenant agree, or it is otherwise determined through the above-referenced dispute resolution procedures, that there will be a Hazardous Material Delay of nine (9) months or more. Tenant shall have the right to terminate this Lease upon written notice to Landlord. If Landlord and Tenant disagree about the duration of any Hazardous Material Delay, they shall utilize the above-referenced dispute resolution procedures.

         12.5 Use of Hazardous Materials. Tenant shall not cause or permit any Hazardous Materials to be used, stored, discharged, released or disposed of in the Premises or cause any Hazardous Materials to be used, stored, discharged, released or disposed of in, from, under or about, the Property, or any other land or improvements in the vicinity of the Property, excepting only the types and quantities of Hazardous Materials which are incidental to Tenant's permitted use of the Premises and then only in strict accordance with all Applicable Laws, including all Environmental Laws. Tenant shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required for Tenant's use of Hazardous Materials at the Premises, including, without limitation, discharge of appropriately treated materials or wastes into or through any sanitary sewer serving the Premises. Tenant shall in all respects handle, treat, deal with and manage any and all Tenant's Hazardous Materials in total conformity with all Environmental Laws and prudent industry practices regarding management of such Hazardous Materials. Without limiting the foregoing, if any Tenant's Hazardous Materials result in contamination of the Premises, or any soil or groundwater in, under or about the Property, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and/or the Property, to the condition existing prior to the appearance of such Tenant's Hazardous Material, subject to Landlord's right to approve Tenant's proposed remediation method. On or prior to the Termination Date, Tenant shall cause all Tenant's Hazardous Materials at, in, on, under or about the Premises to be removed in accordance with and in compliance with all Applicable Laws. Tenant shall promptly notify Landlord and obtain Landlord's written approval before taking any remedial action in response to the presence of any Tenant's Hazardous Materials or entering into any settlement agreement, consent decree or other compromise with respect to any claims relating to Tenant's Hazardous Materials. Tenant shall retain full responsibility and decision-making authority for the characterization, packaging, labeling, manifesting, storage, transportation, handling and disposal of Tenant's Hazardous Materials.

         12.6 Hazardous Materials Inventory. Upon or prior to the Rent Commencement Date, Tenant shall provide to Landlord a complete list of any and all Hazardous Materials (excluding normal office and janitorial supplies) expected to be employed by Tenant at the Premises. Throughout the Term, Tenant shall regularly and periodically update the list to reflect its current inventory of Hazardous Materials at the Premises to the extent such current inventory changes.

         12.7 Tenant Indemnity. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord and Landlord's trustees, directors, officers, agents and employees and their respective successors and assigns (collectively, "Landlord's Agents"), free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including reasonable attorneys' and consultants' fees and oversight and response costs) to the extent caused by (a) Environmental Activity by Tenant or Tenant's Agents; or (b) failure of Tenant or Tenant's Agents to comply with any Environmental Law with respect to Tenant's Environmental Activity; or (c) Tenant's failure to remove Tenant's Hazardous Materials as required in this
Article 12. In the event Tenant's failure to surrender the Premises at the expiration or earlier termination of this Lease free of Tenant's Hazardous Materials prevents Landlord from reletting the Premises, or reduces the fair market and/or rental value of the Premises or any portion thereof, Tenant's indemnity obligations shall include all losses to Landlord arising therefrom.

         12.8 Landlord Indemnity. Notwithstanding the foregoing, Landlord agrees to indemnify, defend and hold Tenant harmless from and against any government-required investigations and remediation costs to the extent caused by the Pre-Existing Environmental Conditions, or Hazardous Materials which migrate onto the Property during the Term from other properties owned by Landlord. Landlord's indemnification obligations hereunder shall extend only to Tenant's actual "out of pocket" remediation costs, but shall not include consequential damages or incidental damages such as lost profits or any loss of rental value of the Premises suffered or allegedly suffered by Tenant or any of Tenant's Agents.

         12.9 No Lien. Tenant shall not suffer any lien to be recorded against the Premises or the Property as a consequence of any Tenant's Hazardous Materials, including any so called state, federal or local "super fund" lien related to the remediation of any Tenant's Hazardous Materials in or about the Premises or the Property.

         12.10 Investigation. In the event Hazardous Materials are discovered in or about the Premises or the Property, and Landlord reasonably believes that such Hazardous Materials are Tenant's Hazardous Materials, then Landlord shall have the right to appoint a consultant to conduct an investigation to determine the nature and extent of such Hazardous Materials, whether such Hazardous Materials are Tenant's Hazardous Materials, and the corrective measures, if any, required to remove such Hazardous Materials. If such Hazardous Materials are determined to be Tenant's Hazardous Materials, Tenant, at its expense, shall comply with all investigation, remediation or other actions required by any applicable governmental authority and reasonably approved by Landlord and shall reimburse Landlord as

Additional Rent within thirty (30) days after demand for all costs incurred by Landlord in connection with such investigation.

         12.11 Notices. Tenant shall immediately notify Landlord of any inquiry, test, claim, investigation or enforcement proceeding by or against Tenant or the Premises or the Property known to Tenant concerning any Hazardous Materials. Tenant shall immediately notify Landlord of any release or discharge of Hazardous Materials on, in under or about the Property. Tenant acknowledges that Landlord, as the owner of the Property, shall have the sole right at its election and at Tenant's expense, to negotiate, defend, approve and appeal any action taken or order issued with regard to Tenant's Hazardous Materials by any applicable governmental authority.

         12.12 Surrender. Tenant shall surrender the Premises to Landlord, upon the expiration or earlier termination of the Lease, free of Tenant's Hazardous Materials in accordance with the provisions of this Article 12. If Tenant fails to so surrender the Premises, Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from all losses, costs, claims, damages and liabilities resulting from Tenant's failure to surrender the Premises as required by this Section 12.12, including, without limitation, (a) any claims or damages arising in connection with the condition of the Premises, and (b) damages occasioned by Landlord's inability to relet the Premises or a reduction in the fair market and/or rental value of the Premises or any portion thereof, by reason of the existence of any Tenant's Hazardous Materials. Without limiting the foregoing, on or before the Termination Date, Tenant shall thoroughly decontaminate all Tenant's Hazardous Materials that are biological in nature (including but not limited to Medical Waste) at, from, into, on or under the Premises other than the Pre-Existing Environmental Conditions, in accordance with all Applicable Laws (including Environmental
Laws).

         12.13 Survival. The provisions of this Article 12 shall survive the expiration or earlier termination of this Lease.

     13. INDEMNITY; INSURANCE

         13.1 Indemnity. Tenant shall indemnify, protect, defend and save and hold Landlord and Landlord's Agents harmless from and against any and all losses, costs, liabilities, claims, judgments, liens, damages (including consequential damages) and expenses, including, without limitation, reasonable attorneys' fees and costs (including Landlord's in-house counsel), and reasonable investigation costs, incurred in connection with or arising from: (a) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, or (b) the use or occupancy or manner of use or occupancy of the Premises and the Property by Tenant and Tenant's Agents, (c) the condition of the Premises (except to the extent Landlord is responsible for the repair, maintenance or replacement thereof pursuant to this Lease), and any occurrence on the Premises (including injury to or death of any person, or damage to property) or the Property from any cause whatsoever, except to the extent caused by the negligence or willful misconduct of Landlord, and (d) any acts or omissions or negligence of Tenant or of Tenant's Agents, in, on or

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

about the Premises or the Common Area. In case any action or proceeding be brought, made or initiated against Landlord relating to any matter covered by Tenant's indemnification obligations under this Section or under Section 12.6, Tenant, upon notice from Landlord, shall at its sole cost and expense, resist or defend such claim, action or proceeding by counsel reasonably approved by Landlord. Notwithstanding the foregoing, Landlord may instead retain its own counsel to defend or assist in defending any claim, action or proceeding involving potential liability of Five Million Dollars ($5,000,000) or more, and Tenant shall pay the reasonable fees and disbursements of such counsel. Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease.

         13.2 Insurance. Tenant shall procure at its sole cost and expense and keep in effect during the Term:

                 (a) commercial general liability insurance covering Tenant's operations in the Premises and the use and occupancy of the Premises and the Property and any part thereof by Tenant. Such insurance shall include broad form contractual liability insurance coverage insuring Tenant's obligations under this Lease to the extent normally included in such a broad form contractual liability coverage. Such coverage shall be written on an "occurrence" form and shall have a minimum combined single limit of liability of not less than three million dollars ($3,000,000.00). Tenant's policy shall be written to apply to all bodily injury, property damage, personal injury and other covered loss (however occasioned) occurring during the policy term, with at least the following endorsements to the extent such endorsements are generally available:
(i) deleting any employee exclusion on personal injury coverage, (ii) including employees as additional insureds, (iii) providing broad form property damage coverage, and (iv) providing coverage for host liquor liability. Such insurance shall name Landlord and any other party designated by Landlord as an additional insured, shall specifically include the liability assumed hereunder by Tenant, shall provide that it is primary insurance, shall provide for severability of interests, shall further provide that an act or omission of one of the named insureds which would void or otherwise reduce coverage shall not reduce or void the coverage as to any insured, shall afford coverage for claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or arose in whole or in part) during the policy period, and shall provide that Landlord will receive thirty (30) days' written notice from the insurer prior to any cancellation or material change of coverage;

                 (b) commercial property insurance, including sprinkler leakages, vandalism and malicious mischief and plate glass damage covering all the items specified as Tenant's Personal Property and all other property of every description including stock-in-trade, furniture, fittings, installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by or on behalf of the Tenant in the Premises in an amount of not less than one hundred percent (100%) of the full replacement cost thereof as shall from time to time be determined by Tenant in form reasonably satisfactory to Landlord;

                 (c) Worker's Compensation Insurance in the amounts and coverages required under worker's compensation, disability and similar employee benefit laws applicable to Tenant and/or the Premises from time to time, and Employer's Liability Insurance, with limits as may be required by law; and

                 (d) any other form or forms of insurance as Landlord may reasonably require from time to time in amounts and for insurable risks against which a prudent tenant would protect itself to the extent landlords of comparable buildings in the vicinity of the in the Property require their tenants to carry such other form(s) of insurance.

         13.3 Policies. All policies of insurance required of Tenant shall be issued by insurance companies with general policyholders' rating of not less than A-, as rated in the most current available "Best's Insurance Reports," and not prohibited from doing business in the State of California, and shall, with the exception of Workers Compensation Insurance, include as additional insureds Landlord, and such other persons or entities as Landlord specifies from time to time. Such policies, with the exception of Worker's Compensation Insurance, shall be for the mutual and joint benefit and protection of Landlord, Tenant and others specified by Landlord. Executed copies of Tenant's policies of insurance or certificates thereof shall be delivered to Landlord prior to the delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of the term of each such policy. All commercial general liability and property damage policies shall contain a provision that Landlord and any other additional insured, although named as additional insureds, shall nevertheless be entitled to recover under said policies for a covered loss occasioned by it, its servants, agents and employees, by reason of Tenant's negligence. As often as any policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All such policies of insurance shall provide that the company writing said policy will give to Landlord thirty (30) days notice in writing in advance of any cancellation or lapse or of the effective date of any material reduction in the amounts of insurance. All commercial general liability, property damage and other casualty policies shall be written on an occurrence basis. Landlord's coverage shall not be contributory. No policy shall have a deductible in excess of $10,000 for any one occurrence.

         13.4 Landlord's Rights. Should Tenant fail to take out and keep in force each insurance policy required under this Article 13, or should such insurance not be approved by Landlord and should the Tenant not rectify the situation within five (5) business days after written notice from Landlord to Tenant, Landlord shall have the right, without assuming any obligation in connection therewith, to purchase such insurance at the sole cost of Tenant, and all costs incurred by Landlord shall be payable to Landlord by Tenant within thirty (30) days after demand as Additional Rent and without prejudice to any other rights and remedies of Landlord under this Lease.

         13.5 Waiver of Subrogation. Notwithstanding anything to the contrary contained herein, to the extent permitted by their respective policies of insurance and to the extent of insurance proceeds received (or which would have been received had the party carried the insurance required by this Lease) with respect to the loss, Landlord and Tenant each hereby waive any right of recovery against the other party and against any other party maintaining a policy of insurance with respect to the Property or any portion thereof or the contents of the

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

Premises for any loss or damage sustained by such other party with respect to the Premises or the Property, or any portion thereof, or the contents of the same or any operation therein, whether or not such loss is caused by the fault or negligence of such other party. Either party shall notify the other party if the policy of insurance carried by it does not permit the foregoing waiver.

         13.6 No Liability. No approval by Landlord of any insurer, or the terms or conditions of any policy, or any coverage or amount of insurance, or any deductible amount shall be construed as a representation by Landlord of the solvency of the insurer or the sufficiency of any policy or any coverage or amount of insurance or deductible and Tenant assumes full risk and responsibility for any inadequacy of insurance coverage or any failure of insurers.

         13.7 Landlord's Insurance. Landlord shall maintain in effect, provided it is reasonably obtainable, a policy or policies of property insurance or a program of self insurance covering loss or damage to the Property in an amount not less than one hundred percent (100%) of the full replacement cost valuation, including fire and extended coverage, vandalism, malicious mischief, special extended perils (all risk) and, in Landlord's sole discretion, earthquake insurance, less such deductible amounts as Landlord may reasonably determine, and the cost thereof shall be included in Operating Expenses to the extent permitted under Section 5.2 (or, if covered by a program of self-insurance, the cost included in Operating Expenses shall be no greater than the cost of obtaining such insurance from a third-party insurance company (with a Best's rating of A). Such insurance may also include coverage for loss of rent from the Premises for up to twelve (12) months. Nothing herein shall require Landlord to carry any insurance with respect to risks or property required to be insured by Tenant under this Lease. If Landlord elects to self insure, Landlord will be responsible for the obligations of the insurer, including the waiver of subrogation. Landlord agrees that upon written request by Tenant given from time to time during the Term, Landlord will advise Tenant as to whether Landlord is currently carrying earthquake insurance. In the event Landlord transfers its interest in this Lease to any other party, that party's right to satisfy the requirements of this Section 13.7 through self-insurance shall be contingent upon that party having a sufficient net worth to meet its self-insurance obligations, as reasonably determined by a professional insurance consultant engaged by Tenant at its sole cost and expense.

     14. ASSIGNMENT AND SUBLETTING

         14.1 Consent Required. Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of its interest in or rights with respect to the Premises or its leasehold estate (collectively, "Assignment"), or permit all or any portion of the Premises to be occupied by anyone other than itself or sublet all or any portion of the Premises (collectively, "Sublease") without Landlord's prior written consent, such consent not to be unreasonably withheld (subject to Landlord's rights as described in Section 14.5).

         14.2 Notice. If Tenant desires to enter into a Sublease of all or any portion of the Premises or Assignment of this Lease (except as provided in Section 14.7), it shall give written notice (the "Transfer Notice") to Landlord of its intention to do so, which notice shall

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

contain (a) the name and address of the proposed assignee, subtenant or occupant (the "Transferee"), (b) the nature of the proposed Transferee's business to be carried on in the Premises, (c) the terms and provisions of the proposed Assignment or Sublease, and (d) such financial information as Landlord may reasonably request concerning the proposed Transferee. Without limitation of any other provision hereof, it shall not be unreasonable for Landlord to withhold its consent if (i) an Event of Default is then in existence, (ii) the use of the Premises would not comply with the requirements of this Lease, or (iii) in Landlord's reasonable judgment, the proposed Transferee does not have the financial capability to perform its obligations under this Lease with respect to the Premises which are the subject of the Assignment or Sublease.

         14.3 Terms of Approval. Landlord shall respond to Tenant's request for approval within fifteen (15) business days after receipt of the Transfer Notice. If Landlord approves the proposed Assignment or Sublease, Tenant may, not later than thirty (30) days thereafter, enter into the Assignment or Sublease with the proposed Transferee upon the terms and conditions set forth in the Transfer Notice.

         14.4 Excess Rent. For any Assignment or Sublease (other than a Permitted Transfer under Section 14.7), fifty percent (50%) of the Excess Rent received by Tenant shall be paid to Landlord as and when received by Tenant. "Excess Rent" means the gross revenue received from the Transferee during the Sublease term or with respect to the Assignment, less (a) the gross revenue paid to Landlord by Tenant during the period of the Sublease term or concurrently with or after the Assignment; (b) any reasonably documented tenant improvement allowance or other economic concession (planning allowance, moving expenses, tenant improvement work, etc.), paid by Tenant to or on behalf of the Transferee; (d) customary and reasonable external brokers' commissions to the extent paid and documented; (e) reasonable attorneys' fees; and (f) reasonable costs of advertising the space for Sublease or Assignment (collectively, "Transfer Costs"). Tenant shall not have to pay to Landlord any Excess Rent until Tenant has recovered its Transfer Costs.

         14.5 Right of First Refusal. Except in the event of a Permitted Transfer, if Tenant desires to assign Tenant's interest in the Premises or to sublease fifty percent (50%) or more of the Premises for the balance of the Term (collectively, a "Transfer"), Tenant shall be required to provide to Landlord a written offer (which may be given prior to or concurrently with the Tenant's Transfer Notice) that includes all of the substantial business terms that Tenant would offer to a Transferee and which Tenant would execute if Landlord does not accept Tenant's offer (the "Offer"), and shall offer to Transfer Tenant's interest in that portion of the Premises that is the subject of the Offer to Landlord on such terms and conditions. Landlord shall have fifteen (15) days from Landlord's receipt of the Offer to accept the Offer by written notice to Tenant or to approve or disapprove the Transfer as provided in Section 14.3. If Landlord accepts the Offer, Landlord and Tenant shall consummate the Transfer within fifteen (15) days after Landlord's written notice of acceptance. The Transfer shall be consummated by Tenant's delivery to Landlord of a good and sufficient assignment of lease (if the Transfer covers all of the Premises) or sublease (if the Transfer covers a portion of the Premises). In the case of a sublease, Landlord shall obtain Tenant's prior written consent of any third party that Landlord

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

will grant the right to occupy the relevant portion of the Premises, which consent shall not unreasonably be withheld or delayed. If Landlord does not accept the Offer, then in the event the terms of the Transfer are materially changed during subsequent negotiations to be more favorable to the Transferee than those included in the Offer, Tenant shall again deliver to Landlord an Offer in accordance with this Section, offering the interest to Landlord on such more favorable terms. Landlord shall then have another period of fifteen (15) days after receipt of such Offer to accept such Offer.

         14.6 No Release. No Sublease or Assignment by Tenant nor any consent by Landlord thereto shall relieve Tenant of any obligation to be performed by Tenant under this Lease. Any Sublease or Assignment that is not in compliance with this Article shall be null and void and, at the option of Landlord, shall constitute an Event of Default by Tenant under this Lease, and Landlord shall be entitled to pursue any right or remedy available to Landlord under the terms of this Lease or under the laws of the State of California. The acceptance of any Rent or other payments by Landlord from a proposed Transferee shall not constitute consent to such Sublease or Assignment by Landlord or a recognition of any Transferee, or a waiver by Landlord of any failure of Tenant or other Transferor to comply with this Article.

         14.7 Permitted Transfers. Notwithstanding anything in this Article 14 to the contrary, but subject to the provisions of Section 14.8 below, Landlord's prior written consent shall not be required for any assignment of this Lease or sublease to any of the following: (a) a subsidiary, affiliate, division or entity controlled by or under common control with Tenant or which controls Tenant; (b) a successor entity related to Tenant by merger, consolidation, stock-sale or non-bankruptcy reorganization, (c) a transferee of substantially all of Tenant's assets, (d) a transferee of the total membership interest in a limited liability company, or (e) a transferee of the total partnership interest in a partnership (collectively, "Permitted Transfers"); provided that after such assignment or transfer the operation of the business conducted in the Premises shall comply with the permitted uses allowed by this Lease. For purposes of the preceding sentence, the term "control" means owning directly or indirectly fifty percent (50%) or more of the beneficial interest in such entity, or having the direct or indirect power to control the management policies of such person or entity, whether through ownership, by contract or otherwise. Tenant agrees to inform Landlord in writing within three (3) business days of any assignment or other transfer referred to in this Section 14.7.

         14.8 Assumption of Obligations. Any Transferee shall, from and after the effective date of the Assignment, assume all obligations of Tenant under this Lease with respect to the transferred space and shall be and remain liable jointly and severally with Tenant for the payment of Base Rent and Additional Rent, and for the performance of all of the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term. No Assignment shall be binding on Landlord unless Tenant delivers to Landlord a counterpart of the Assignment and an instrument that contains a covenant of assumption reasonably satisfactory in substance and form to Landlord, and consistent with the requirements of this Section.

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

     15. DEFAULT

         15.1 Event of Default. The occurrence of any of the following shall be an "Event of Default" on the part of Tenant:

                 (a) Failure to pay any part of the Base Rent or Additional Rent, or any other sums of money that Tenant is required to pay under this Lease where such failure continues for a period of three (3) business days after written notice of default from Landlord to Tenant. Landlord's notice to Tenant pursuant to this subsection shall be deemed to be the notice required under California Code of Civil Procedure Section 1161.

                 (b) Failure to perform any other covenant, condition or requirement of this Lease when such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of the default is such that more than thirty (30) days are reasonably required for its cure, then an Event of Default shall not be deemed to have occurred if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently and continuously prosecute such cure to completion. Landlord's notice to Tenant pursuant to this subsection shall be deemed to be the notice required under California Code of Civil Procedure
Section 1161.

                 (c) Abandonment of the Premises by Tenant.

                 (d) Tenant shall admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy, insolvency, reorganization, dissolution or liquidation under any law or statute of any government or any subdivision thereof either now or hereafter in effect, or Tenant shall make an assignment for the benefit of its creditors, consent to or acquiesce in the appointment of a receiver of itself or of the whole or any substantial part of the Premises.

                 (e) A court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver of Tenant or of the whole or any substantial part of the Premises and such order, judgment or decree shall not be vacated, set aside or stayed within sixty (60) days after the date of entry of such order, judgment, or decree, or a stay thereof shall be thereafter set aside.

                 (f) A court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Tenant under any bankruptcy, insolvency, reorganization, dissolution or liquidation law or statute of the federal or state government or any subdivision of either now or hereafter in effect, and such order, judgment or decree shall not be vacated, set aside or stayed within thirty (30) days from the date of entry of such order, judgment or decree, or a stay thereof shall be thereafter set aside.

         15.2 Remedies. Upon the occurrence of an Event of Default, Landlord shall have the following rights and remedies:


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

                 (a) The right to terminate this Lease upon written notice to Tenant, in which event Tenant shall immediately surrender possession of the Premises in accordance with Article 20.

                 (b) The right to bring a summary action for possession of the Premises.

                 (c) The rights and remedies described in California Civil Code
Section 1951.2, including without limitation the right to recover from Tenant all Rent due through the date this Lease terminates (with interest at the Interest Rate until paid), plus the present worth of the Rent payable hereunder for the balance of the Term, plus any amount necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom which includes, without limitation, (i) any direct costs or expenses incurred by Landlord in recovering possession of the Premises, maintaining or preserving the Premises after such default, (ii) preparing the Premises for reletting to a new tenant, (iii) any repairs or alterations to the Premises for such reletting, (iv) leasing commissions, architect's fees and any other costs necessary or appropriate either to relet the Premises or, if reasonably necessary in order to relet the Premises, to adapt them to another beneficial use by Landlord, and (v) such amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Law to the extent that such payment would not result in a duplicative recovery.

                 (d) The rights and remedies described in California Civil Code
Section 1951.4 which allow Landlord to continue this Lease in effect and to enforce all of Landlord's rights and remedies under this Lease, including the right to recover Base Rent, Additional Rent and other charges payable hereunder as they become due. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession.

                 (e) The right and power, as attorney-in-fact for Tenant, to sublet the Premises, to collect rents from all subtenants and to provide or arrange for the provision of all services and fulfill all obligations of Tenant under any permitted subleases. Landlord is hereby authorized on behalf of Tenant, but shall have absolutely no obligation, to provide such services and fulfill such obligations and to incur all such expenses and costs as Landlord deems necessary. Landlord is hereby authorized, but not obligated, to relet the Premises or any part thereof on behalf of Tenant, to incur such expenses as may be necessary to effect a relet and make said relet for such term or terms, upon such conditions and at such rental as Landlord in its reasonable discretion may deem proper. Tenant shall be liable immediately to Landlord for all costs and expenses Landlord incurs in reletting the Premises including, without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting, and the cost of collecting rents and fulfilling the obligations of Tenant to any subtenant. If Landlord relets the Premises or any portion thereof, such reletting shall not relieve Tenant of any obligation hereunder, except that Landlord shall apply the rent or other proceeds actually collected by it as a result of such reletting against any amounts due from Tenant hereunder to the extent that such rent or other proceeds compensate Landlord for the nonperformance of any

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

obligation of Tenant hereunder. Such payments by Tenant shall be due at such times as are provided elsewhere in this Lease, and Landlord need not wait until the termination of this Lease, by expiration of the Term or otherwise, to recover them by legal action or in any other manner. Landlord may execute any sublease made pursuant to this Section in its own name, and the tenant thereunder shall be under no obligation to see to the application by Landlord of any rent or other proceeds, nor shall Tenant have any right to collect any such rent or other proceeds. Landlord shall not by any reentry or other act be deemed to have accepted any surrender by Tenant of the Premises or Tenant's interest therein, or be deemed to have otherwise terminated this Lease, or to have relieved Tenant of any obligation hereunder, unless Landlord shall have given Tenant express written notice of Landlord's election to do so as set forth herein.

                 (f) The right to enjoin, and any other remedy or right now or hereafter available to a Landlord against a defaulting tenant under the laws of the State of California or the equitable powers of its courts, and not otherwise specifically reserved herein.


         15.3 Cumulative Remedies. The various rights and remedies reserved to Landlord, including those not specifically described herein, shall, to the extent that the exercise of such right and/or remedy does not result in a duplicative recovery, be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity and the exercise of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity shall not preclude the simultaneous or later exercise by Landlord of any or all other rights and remedies.

         15.4 Waiver of Redemption by Tenant. Tenant hereby waives any right to relief against forfeiture of this Lease pursuant to California Code of Civil Procedure Section 1179.

         15.5 Landlord's Right to Cure. If Tenant shall fail or neglect to do or perform any covenant or condition required under this Lease and such failure shall not be cured within any applicable grace period, Landlord may, on five (5) days notice to Tenant, but shall not be required to, make any payment payable by Tenant hereunder, discharge any lien, take out, pay for and maintain any insurance required hereunder, or do or perform or cause to be done or performed any such other act or thing (entering upon the Premises for such purposes, if Landlord shall so elect), and Landlord shall not be or be held liable or in any way responsible for any loss, disturbance, inconvenience, annoyance or damage resulting to Tenant on account thereof except to the extent caused by Landlord's negligence or willful misconduct in the performance of any act associated with such cure (not including any type of financial performance). Tenant shall repay to Landlord within thirty (30) days after demand the entire out-of-pocket cost and expense incurred by Landlord in connection with the cure, including, without limitation, compensation to the agents, consultants and contractors of Landlord and reasonable attorneys' fees and expenses. Landlord may act upon shorter notice or no notice at all if necessary in Landlord's reasonable judgment to meet an emergency situation or governmental or municipal time limitation or to protect Landlord's interest in the Premises. Landlord shall not be required to inquire into the correctness of the amount of validity or any tax or lien that may be paid by Landlord and Landlord shall be duly protected in paying the amount of any such tax or lien claimed and in

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

such event Landlord also shall have the full authority, in Landlord's sole judgment and discretion and without prior notice to or approval by Tenant, to settle or compromise any such lien or tax. Any act or thing done by Landlord pursuant to the provisions of this Section shall not be or be construed as a waiver of any such failure by Tenant, or as a waiver of any term, covenant, agreement or condition herein contained or of the performance thereof.

         15.6 Landlord's Default. Landlord shall be in default under this Lease if Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Tenant shall be entitled to actual (but not consequential) damages in the event of an uncured default by Landlord, but shall not have any right to terminate this Lease as a result of a Landlord default. Any Landlord default shall also be subject to the provisions of Article 17.

     16. LANDLORD'S RESERVED RIGHTS

         16.1 Control of Common Area. Landlord reserves the right, at any time and from time to time, to make alterations, additions, repairs, replacements or improvements to all or any part of the Premises (including the Building Structure and Building Systems), the Common Area and the Property. Landlord may make changes at any time and from time to time in the size, shape, location, use and extent of the Common Area, and no such change shall entitle Tenant to any abatement of rent or damages. Landlord shall obtain Tenant's prior written consent, not to be unreasonably withheld or delayed, in the event the exercise of any of the foregoing rights is not related to Landlord's other rights and obligations under this Lease, including without limitation any maintenance, repairs or replacements which Landlord is required to do pursuant to Section
7.1. Landlord shall at all times during the Term have the sole and exclusive control of the Building Structure and the Common Area, subject to Tenant's rights under this Lease. Landlord may temporarily close any portion of the Common Area for repairs, maintenance, replacements or alterations (to the extent required or permitted hereunder), to prevent a dedication or the accrual of prescriptive rights, or for any other reasonable purpose; provided, however, that Landlord shall use reasonable efforts not to materially adversely affect Tenant's use of the Premises. Tenant's rights in and to the Common Area shall at all times be subject to the rights of Landlord and Tenant shall keep the Common Area free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operations.

         16.2 Access. Landlord reserves (for itself and its agents, consultants, contractors and employees) the right to enter the Premises at all reasonable times and, except in cases of emergency, after giving Tenant no less than two
(2) days prior notice by telephone or other reasonable means, to inspect the Premises; to supply any service to be provided by Landlord hereunder; to show the Premises to prospective purchasers or mortgagees; to show the Premises to prospective tenants during the last year of the Term; to post notices of

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

nonresponsibility; and to repair or maintain the Premises as required by Section 7.1, without abatement of Rent, and may for that purpose erect, use and maintain necessary structures in and through the Premises where reasonably required by the character of the work to be performed. At all times when Landlord enters the Premises for any reason under this Lease (except in the case of an emergency), Landlord shall be accompanied by a representative of Tenant. Landlord shall not be permitted to access, except in the case of emergencies or to perform Landlord's obligations under Section 7.1, any areas that Tenant has designated in writing "special security areas", except with the prior consent of Tenant. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned thereby, except to the extent caused by the negligence or willful misconduct of Landlord in the exercise of its rights and provided that Landlord shall use reasonable efforts not to materially adversely affect Tenant's use of the Premises. Landlord shall have the right to use any and all means that Landlord may deem necessary or proper to open said doors in an emergency in order to obtain entry to any portion of the Premises, and any such entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

         16.3 Easements. Landlord reserves the right to grant or relocate all easements and rights of way which Landlord in its sole discretion may deem necessary or appropriate; provided that Tenant's right to use the Property is not materially impeded.

         16.4 Use of Additional Areas. Neither party shall use the exterior walls of the Premises for any purpose other than as specifically provided in this Lease. Landlord shall have no right to use the roof or any air space above the Property.

         16.5 Subordination. As of the Commencement Date, the Property will not be subject to any reciprocal easement agreements, ground leases or other leases, or mortgages or deeds of trust. This Lease shall be subject and subordinate at all times to: (a) all reciprocal easement agreements, and any ground leases or underlying leases which may hereafter be executed affecting any or all of the Property, and (b) the lien of any mortgage or deed of trust which may hereafter be executed in any amount for which the Property, or any ground leases or underlying leases, or Landlord's interest or estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated to this Lease any of the items referred to in clause (a) or (b) above, subject to compliance with the condition precedent set forth below. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, (i) no person or entity which as a result of the foregoing succeeds to the interest of Landlord under this Lease, (a "Successor") shall be liable for any default by Landlord or any other matter that occurred prior to the date the Successor succeeded to Landlord's interest in this Lease to the extent such default or matter is not continuing, and (ii) Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the Successor. Tenant covenants and agrees, however, to execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any additional

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

documents evidencing the priority or subordination of this Lease with respect to any such ground leases, underlying leases, reciprocal easement agreements or similar documents or instruments, or with respect to the lien of any such mortgage or deed of trust and Tenant's failure to execute and deliver any such document within ten (10) business days after such demand by Landlord shall constitute an Event of Default without further notice. As a condition precedent to the subordination set forth above, Landlord shall obtain the written agreement of the mortgagee or trustee named in any mortgage, deed of trust or other encumbrance, and any landlord under any ground lease or underlying lease, that so long as an Event of Default by Tenant is not in existence, neither this Lease nor any of Tenant's rights hereunder shall be terminated or modified, nor shall Tenant's possession of the Premises be disturbed or interfered with, by such mortgagee, landlord, trustee or easement holder.

     17. LIMITATION OF LANDLORD'S LIABILITY

         17.1 Limitation. Landlord shall not be responsible for or liable to Tenant and Tenant hereby releases Landlord, waives all claims against Landlord and assumes the risk for any injury, loss or damage to any person or property in or about the Premises, or the Property by or from any cause whatsoever (other than Landlord's breach of this Lease, negligence or willful misconduct) including, without limitation, (a) acts or omissions of persons occupying adjoining premises, (b) theft or vandalism, (c) burst, stopped or leaking water, gas, sewer or steam pipes, (d) loss of utility service, (e) accident, fire or casualty, (f) nuisance, and (g) work done by Landlord in the Premises or the Common Area. Except as provided in Section 18.4, there shall be no abatement of Rent and no liability of Landlord by reason of any of the foregoing events, or in the event of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements to any portion of the Premises or to fixtures, appurtenances and equipment in the Premises; provided, however, that in the event Landlord's repairs, alterations or improvements are either not performed promptly (as soon as reasonably possible in the event of an emergency, or otherwise within any applicable cure period), or are performed in a negligent manner, and in either case Tenant is therefore unable to operate its business at the Premises for a period of more than five
(5) days, then Tenant shall be entitled to an abatement of Rent commencing on the sixth business day Tenant is unable to operate and continuing until the Premises are again available for operation of Tenant's business. Unless Landlord is in breach of its obligations under this Lease, such Rent abatement shall be Tenant's only remedy available under this Lease. No interference with Tenant's operations in the Premises, except if caused by Landlord's breach of any other provision of this Lease, negligence or willful misconduct shall constitute a constructive or other eviction of Tenant. Tenant hereby waives and releases any right it may have to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code, or under any similar law, statute or ordinance now or hereafter in effect.

         17.2 Sale of Property. It is agreed that Landlord may at any time sell, assign or transfer its interest as landlord in and to this Lease, and may at any time sell, assign or transfer its interest as Landlord in and to the Property. In the event of any transfer of Landlord's interest in this Lease or in the Property, the transferor shall be automatically relieved of any and all of Landlord's obligations and liabilities accruing from and after the date of such transfer; provided that the transferee assumes all of Landlord's obligations under this Lease. Tenant hereby agrees to attorn to Landlord's assignee, transferee, or purchaser from and after the date of notice to Tenant of such assignment, transfer or sale, in the same manner and with the same force and effect as though this Lease were made in the first instance by and between Tenant and the assignee, transferee or purchaser. Landlord agrees to notify Tenant in advance of its intention to sell the Property, but Landlord's failure to do so shall not be a default hereunder and shall not entitle Tenant to any other rights or remedies with respect to the sale of the Property.

         17.3 No Personal Liability. In the event of any default by Landlord hereunder, Tenant shall look only to Landlord's interest in the Property and rents therefrom and any available insurance proceeds for the satisfaction of Tenant's remedies, and no other property or assets of Landlord or any trustee, partner, member, officer or director thereof, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease.

     18. DESTRUCTION

         18.1 Landlord's Repair Obligation. If the Premises or any portion thereof are damaged by fire or other casualty, Landlord shall repair the same ( but not any Tenant Improvement Work and not any Tenant's Alterations); provided that (a) such repairs can be made under the laws and regulations of the federal, state and local governmental authorities having jurisdiction within twelve (12) months after the date of such damage (or in the case of damage occurring during the last twelve (12) months of the Term, provided that such repairs can be made within ninety (90) days after the date of such damage), (b) such repairs are fully covered (except for any deductible) by the proceeds of insurance or self insurance maintained by Landlord, and (c) the damage does not affect more than fifty percent (50%) of the assessed value of the Premises.

         18.2 Notice. Landlord shall notify Tenant within sixty (60) days after the date of damage whether or not the requirements for reconstruction and repair described in Section 18.1 are met. If such requirements are not met, Landlord shall have the option, exercisable within sixty (60) days after the date of such damage either to: (a) notify Tenant of Landlord's intention to repair such damage, in which event this Lease shall continue in full force and effect (unless terminated by Tenant pursuant to Section 18.3 below), or (b) notify Tenant of Landlord's election to terminate this Lease as of the date of the damage. If such notice to terminate is given by Landlord, this Lease shall terminate as of the date of such damage. If within ten (10) days after receipt of a notice from Landlord electing to terminate this Lease because of the unavailability of insurance proceeds or self insurance, Tenant sends Landlord a notice electing to reimburse Landlord for the cost of such repairs that are in excess of five percent (5%) of the replacement cost of the Premises (as determined as of the day prior to any such damage), this Lease shall not terminate, and Landlord shall complete such repairs.

         18.3 Termination by Tenant. If Landlord elects to repair or is required to repair the damage and any such repair (a) is not commenced by Landlord within one hundred twenty (120) days after the occurrence of such damage or destruction (or in the case of damage occurring in the last twelve (12) months of the Term, within thirty (30) days), or (b) is not or cannot practicably be substantially completed by Landlord within twelve (12) months after the occurrence of such damage or destruction (or in the case of damage occurring in the last twelve (12) months of the Term, within ninety (90) days), then in either such event Tenant may, at its option, upon written notice to Landlord to be delivered within fifteen (15) days after receipt of Landlord's notice or the expiration of the 120-day or 30-day, as applicable, commencement period, elect to terminate this Lease as of the date of the occurrence of such damage or destruction.

         18.4 Rent Adjustment. In case of termination pursuant to Sections 18.2 or 18.3 above, the Base Rent and Operating Expenses shall be reduced by a proportionate amount based upon the extent to which such damage interfered with the business carried on by Tenant in the Premises, and Tenant shall pay such reduced Base Rent and Operating Expenses up to the date of vacation of the Premises. If Landlord is required or elects to make repairs, and Tenant does not terminate this Lease pursuant to Section 18.3, this Lease shall remain in full force and effect except that Tenant shall be entitled to a proportionate reduction of Base Rent and Operating Expenses from the date of such casualty and during the period such repairs are being made by a proportionate amount based upon the extent of interference with Tenant's operations in the Premises. The full amount of Base Rent and Operating Expenses shall again become payable upon the earlier to occur of (a) ninety (90) days after completion of such work of repair, reconstruction or restoration, or (b) Tenant's resumption of the conduct of business in the entire Premises. The repairs to be made by Landlord under this Article shall not include, and Landlord shall not be required to repair, any casualty damage to the Tenant Improvement Work, Tenant's Personal Property or any Alterations.

         18.5 Tenant Obligations. If Landlord elects or is required to repair, reconstruct or restore the Premises after any damage or destruction, Tenant shall be responsible at its own expense for the repair and replacement of any portion of the Tenant Improvement Work, any of Tenant's Personal Property and any Alterations which Tenant elects to replace.

         18.6 No Claim. Tenant shall have no interest in or claim to any portion of the proceeds of any property insurance or self-insurance maintained by Landlord in connection with the damage. If Landlord is entitled and elects not to rebuild the Premises, Landlord shall relinquish to Tenant such claim as Landlord may have for any part of the proceeds of any insurance maintained by Tenant under Section 13.2 of this Lease.

         18.7 No Damages. If Landlord is required or elects to make any repairs, reconstruction or restoration of any damage or destruction to the Premises under any of the provisions of this Article 18, Tenant shall not be entitled to any damages by reason of any inconvenience or loss sustained by Tenant as a result thereof (other than the rent abatement provided in this Article). Except as expressly provided in Section 18.4, there shall be no reduction, change or abatement of any rental or other charge payable by Tenant to Landlord hereunder, or in the method of computing, accounting for or paying the same. Tenant hereby waives the provisions of Section 1932(2) and Section 1933(4) of the California Civil Code, or

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

any other statute or law that may be in effect at the time of a casualty under which a lease is automatically terminated or a tenant is given the right to terminate a lease due to a casualty.

     19. EMINENT DOMAIN

         19.1 Taking. If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain or any transfer in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking or as of the date of final judgment, whichever is earlier, and, in the case of a partial taking of at least twenty-five percent (25%) of the Rentable Area of the Premises, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after such date. If any material part of the Common Area shall be taken as a result of the exercise of the power of eminent domain or any transfer in lieu thereof, such that Tenant's parking or access to or use of the Premises is materially adversely affected, Tenant shall have the right to terminate this Lease by written notice to Landlord within thirty (30) days of the date of taking.

         19.2 Award. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall assign to Landlord any right to compensation or damages for the condemnation of its leasehold interest; provided that Tenant may file a claim for (a) Tenant's relocation expenses, and (b) the taking of Tenant's Personal Property as provided in Section 9.6.

         19.3 Partial Taking. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Base Rent and Operating Expenses shall be adjusted as follows:

                 (a) In the event of a partial taking, if this Lease is not terminated pursuant to this Article 19, Landlord shall repair, restore or reconstruct the Premises to a useable state; provided that Landlord shall not be required to expend any sums other than those received pursuant to Section 19.2.

                 (b) During the period between the date of the partial taking and the completion of any necessary repairs, reconstruction or restoration, Tenant shall be entitled to a reduction of Base Rent and Operating Expenses by a proportionate amount based upon the extent of interference with Tenant's operations in the Premises; and

                 (c) Upon completion of said repairs, reconstruction or restoration, and thereafter throughout the remainder of the Term, the Base Rent and Operating Expenses shall be recalculated based on the remaining total number of square feet of Rentable Area of the Premises.

         19.4 Temporary Taking. Notwithstanding any other provision of this Article, if a taking occurs with respect to all or any portion of the Premises for a period of twelve (12) months or less, this Lease shall remain unaffected thereby and Tenant shall continue to pay Base Rent and Additional Rent and to perform all of the terms, conditions and covenants of this Lease, provided that Tenant shall have the right to terminate this Lease if the taking continues beyond twelve (12) months. In the event of any such temporary taking, and if this Lease is not terminated, Tenant shall be entitled to receive that portion of any award which represents compensation for the use or occupancy of the Premises during the Term up to the total Base Rent and Additional Rent owing by Tenant for the period of the taking, and Landlord shall be entitled to receive the balance of any award. In the event the award is not sufficient to reimburse Tenant for the Base Rent paid during the period of the taking, any unreimbursed Base Rent shall be abated during the period of the taking.

         19.5 Sale in Lieu of Condemnation. A voluntary sale by Landlord of all or any part of the Property to any public or quasi-public body, agency or person, corporate or otherwise, having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking under the power of eminent domain for the purposes of this Article.

         19.6 Waiver. Except as provided in this Article, Tenant hereby waives and releases any right it may have under any Applicable Law to terminate this Lease as a result of a taking, including without limitation Sections 1265.120 and 1265.130 of the California Code of Civil Procedure, or any similar law, statute or ordinance now or hereafter in effect.

     20. SURRENDER

         20.1 Surrender. Upon the Termination Date, Tenant shall surrender the Premises to Landlord in good order and repair, reasonable wear and tear and damage by casualty excepted, free and clear of all letting and occupancies and free of Tenant's Hazardous Material as required pursuant to Section 12.11. Subject to Article 9, upon any termination of this Lease all Tenant Improvement Work and any Approved Additional Items or Alterations remaining on the Premises, shall automatically and without further act by Landlord or Tenant, become the property of Landlord, free and clear of any claim or interest therein by Tenant, and without payment therefore by Landlord.

         20.2 Holding Over. Any holding over after the expiration of the Term with the consent of Landlord shall be construed to automatically extend the Term on a month-to-month basis (prorated for any partial month) at a Base Rent equal to one hundred fifty percent (150%) of the Base Rent in effect as of the last month of the Term, and with the payment of Operating Expenses to continue as it had during the Term. Any holding over without Landlord's consent shall entitle Landlord to exercise any or all of its remedies provided in Article 15, notwithstanding that Landlord may elect to accept one or more payments of Base Rent and Operating Expenses from Tenant.

         20.3 Quitclaim. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the Property.

     21. FINANCIAL STATEMENTS

         Tenant shall tender to Landlord within ten (10) business days after receipt of a written request any information reasonably requested by Landlord regarding the financial stability, credit worthiness or ability of Tenant to pay the Rent due under this Lease. To the extent Landlord requests information that is not generally available to the public, Landlord shall execute a reasonable confidentiality agreement with respect thereto. Landlord shall be entitled to rely upon the information provided in determining whether or not to enter into this Lease or for the purpose of any financing or other transaction subsequently undertaken by Landlord. Tenant hereby represents and warrants to Landlord the following: (a) that all documents provided by Tenant to Landlord in connection with the negotiation of this Lease are true and correct copies of the originals,
(b) Tenant has not withheld any information from Landlord that is material to Tenant's credit worthiness, financial condition or ability to perform its obligations hereunder, (c) all information supplied by Tenant to Landlord is true, correct and accurate, and (d) no part of the information supplied by Tenant to Landlord contains any misleading or fraudulent statements. A default under this Article shall be a non-curable default by Tenant and Landlord shall be entitled to pursue any right or remedy available to Landlord under the terms of this Lease or available to Landlord under the laws of the State of California.

     22. TENANT CERTIFICATES

         Tenant, at any time and from time to time within ten (10) business days after receipt of written notice from Landlord, shall execute, acknowledge and deliver to Landlord or to any party reasonably designated by Landlord (including prospective lenders, purchasers, ground lessees and others similarly situated), a certificate of Tenant stating, to the best of Tenant's knowledge: (a) that Tenant has accepted the Premises, (b) the Commencement Date, the Rent Commencement Date and Expiration Date of this Lease, (c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications), (d) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same), (e) whether or not there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying same), (f) the dates, if any, to which the Base Rent and Operating Expenses have been paid, and (g) any other factual information relating to the rights and obligations under this Lease that may reasonably be required by any of such persons. Failure to deliver such certificate when due shall constitute an Event of Default. At the request of Tenant, Landlord shall execute, acknowledge and deliver to Tenant a certificate with similar types of information and in the time period set forth above. Failure by either Landlord or Tenant to execute, acknowledge and deliver such certificate shall be conclusive evidence that this Lease is in full force and effect and has not been modified except as may be represented by the requesting party.

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


     23. SIGNS; COMMUNICATIONS EQUIPMENT

         23.1 Signs. Subject to any required approval by the City of Palo Alto, Tenant shall be permitted to place a sign with its name and logo on the existing monument structure for the Building. Tenant shall not place or permit to be placed on the Premises any other sign, picture, advertisement, name, notice, marquee or awning without Landlord's reasonable approval, such approval to be no more restrictive requirements than those imposed by the City of Palo Alto.

         23.2 Communications Equipment. Tenant shall have the right to place a satellite dish and related communications equipment on the roof of the Premises, subject to Landlord's reasonably approval as to size, location, screening and other aesthetic and structural considerations. Tenant acknowledges that it has requested and TIBCO has agreed to leave at the Premises upon TIBCO's surrender the communications equipment in place on the roof as of the Effective Date.

     24. INABILITY TO PERFORM

         If Landlord is unable to fulfill or is delayed in fulfilling any of Landlord's obligations under this Lease, by reason of acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes, inability to obtain utilities or materials or by any other reason beyond Landlord's reasonable control, then no such inability or delay by Landlord shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Base Rent or Additional Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or Landlord's Agents by reason of inconvenience, annoyance, interruption, injury or loss to or interference with Tenant's business or use and occupancy or quiet enjoyment of the Premises or any loss or damage occasioned thereby. If Tenant is unable to fulfill or is delayed in fulfilling any of Tenant's obligations under this Lease (other than the payment of Rent), by reason of acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes, inability to obtain utilities or materials or by any other reason beyond Tenant's reasonable control (each, a "Tenant Force Majeure"), then such inability or delay by Tenant shall excuse the performance of Tenant for a period equal to the duration of such prevention, delay or stoppage. Tenant hereby waives and releases any right to terminate this Lease under Section 1932(1) of the California Civil Code, or any similar law, statute or ordinance now or hereafter in effect.

     25. NOTICES

         Notices or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by certified mail with a return receipt requested, or delivered in person or by reputable overnight courier (e.g., Federal Express, DHL or a comparable courier service): (a) to Tenant (i) at Tenant's address set forth in Article 1, if sent prior to the Rent Commencement Date, or (ii) at the Premises if sent subsequent to the Rent Commencement Date, or (iii) at the place where Tenant designates subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises; or (b) to Landlord at Landlord's

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

address set forth in Article 1; or (c) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Article. Any such notice or other communication shall be deemed to have been rendered or given five (5) days after the date mailed, if sent by certified mail, or upon the date of delivery in person or by courier, or when delivery is attempted but refused.

     26. QUIET ENJOYMENT

         Landlord covenants that so long as an Event of Default by Tenant is not in existence, upon paying the Base Rent and Additional Rent and performing all of its obligations under this Lease, Tenant shall peaceably and quietly enjoy the Premises, subject to the terms and provisions of this Lease.

     27. AUTHORITY

         If Tenant is a corporation or a partnership, Tenant represents and warrants as follows: Tenant is an entity as identified in Article 1, duly formed and validly existing and in good standing under the laws of the state of organization specified in Article 1 and qualified to do business in the State of California. Tenant has the power, legal capacity and authority to enter into and perform its obligations under this Lease and no approval or consent of any person is required in connection with the execution and performance hereof. The execution and performance of Tenant's obligations under this Lease will not result in or constitute any default or event that would be, or with notice or the lapse of time would be, a default, breach or violation of the organizational instruments governing Tenant or any agreement or any order or decree of any court or other governmental authority to which Tenant is a party or to which it is subject. Tenant has taken all necessary action to authorize the execution, delivery and performance of this Lease and this Lease constitutes the legal, valid and binding obligation of Tenant. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing representations and warranties.

     28. BROKERS

         Tenant and Landlord warrant that they have had dealings with only the real estate brokers or agents listed in Article 1 in connection with the negotiation of this Lease and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. The brokerage commission earned in connection with this transaction shall be paid by Landlord. Tenant and Landlord shall indemnify, defend and hold the other harmless from and against all liabilities arising from any other claims of brokerage commissions or finder's fees based on Tenant's or Landlord's, as applicable, dealings or contacts with brokers or agents other than those listed in Article 1.

     29. MISCELLANEOUS

         29.1 Entire Agreement. This Lease, including the exhibits which are incorporated herein and made a part of this Lease, contains the entire agreement between the



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

parties and all prior negotiations and agreements are merged herein. Tenant hereby acknowledges that neither Landlord nor Landlord's Agents have made any representations or warranties with respect to the Premises, the Property, or this Lease except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

         29.2 No Waiver. No failure by Landlord or Tenant to insist upon the strict performance of any obligation of Tenant or Landlord under this Lease or to exercise any right, power or remedy consequent upon a breach thereof, no acceptance of full or partial Base Rent or Additional Rent during the continuance of any such breach by Landlord, or payment of Base Rent or Additional Rent by Tenant to Landlord, and no acceptance of the keys to or possession of the Premises prior to the expiration of the Term by any employee or agent of Landlord shall constitute a waiver of any such breach or of such term, covenant or condition or operate as a surrender of this Lease. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then-existing or subsequent breach thereof. The consent of Landlord or Tenant given in any instance under the terms of this Lease shall not relieve Tenant or Landlord, as applicable, of any obligation to secure the consent of the other in any other or future instance under the terms of this Lease.

         29.3 Modification. Neither this Lease nor any term or provisions hereof may be changed, waived, discharged or terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought.

         29.4 Successors and Assigns. The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided or limited herein, their respective personal representatives and successors and assigns.

         29.5 Validity. If any provision of this Lease or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons, entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

         29.6 Jurisdiction. This Lease shall be construed and enforced in accordance with the laws of the State of California. Any action that in any way involves the rights, duties and obligations of the parties under this Lease may (and if against Landlord, shall) be brought in the courts of the State of California or the United States District Court for the Northern District of California, and the parties hereto hereby submit to the personal jurisdiction of said courts.

         29.7 Attorneys' Fees. In the event that either Landlord or Tenant fails to perform any of its obligations under this Lease or in the event a dispute arises concerning the meaning or interpretation of any provision of this Lease, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs, costs of arbitration and reasonable attorneys' fees.

         29.8 Waiver of Jury Trial. Landlord and Tenant each hereby voluntarily and knowingly waive and relinquish their right to a trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord with Tenant, or Tenant's use or occupancy of the Premises, including any claim of injury or damage, and any emergency and other statutory remedy with respect thereto.

         29.9 Light and Air. Tenant covenants and agrees that no diminution of light, air or view by any structure that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of the Base Rent or Additional Rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

         29.10 Lease Memorandum. Neither Landlord or Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

         29.11 Confidentiality. The parties agree that neither of them shall make public the terms and conditions of this Lease or the fact that they have entered into this Lease to any person other than a party's accountants, attorneys, consultants or financial advisors without first obtaining the written permission from the other party, except to the extent otherwise required by Applicable Law.

         29.12 Terms. The term "Premises" includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If there is more than one Tenant or Landlord, the obligations under this Lease imposed on Tenant or Landlord shall be joint and several. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

         29.13 Review and Approval. The review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease or the exhibits attached hereto shall not constitute the assumption of any responsibility by Landlord for either the accuracy or sufficiency of any such item or the quality of suitability of such item for its intended use. Any such review, approval, inspection or examination by Landlord is for the sole purpose of protecting Landlord's interests in the Property and under this Lease, and no third parties, including, without limitation, Tenant or any person or entity claiming through or under Tenant, or the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person or entity, shall have any rights hereunder with respect to such review, approval, inspection or examination by Landlord.

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

         29.14 No Beneficiaries. This Lease shall not confer or be deemed to confer upon any person or entity other than the parties hereto, any right or interest, including without limitation, any third party status or any right to enforce any provision of this Lease.

         29.15 Time of the Essence. Time is of the essence in respect of all provisions of this Lease in which a definite time for performance is specified.

         29.16 Modification of Lease. In the event of any ruling or threat by the Internal Revenue Service, or opinion of counsel, that all or part of the Rent paid or to be paid to Landlord under this Lease will be subject to the income tax or unrelated business taxable income, Tenant agrees to modify this Lease to avoid such tax; provided that such modifications will not result in any increase in Rent, or any increased obligations of Tenant under this Lease. Landlord will pay all Tenant's reasonable costs incurred in reviewing and negotiating any such lease modification, including reasonable attorneys' and accountants' fees.

         29.17 Construction. This Lease has been negotiated extensively by Landlord and Tenant with and upon the advice of their respective legal counsel, all of whom have participated in the drafting hereof. Consequently, Landlord and Tenant agree that no party shall be deemed to be the drafter of this Lease and in the event this Lease is ever construed by a court of law, such court shall not construe this Lease or any provision of this Lease against any party as the drafter of the Lease.

         29.18 Use of Name. Tenant acknowledges and agrees that the names "The Leland Stanford Junior University," "Stanford" and "Stanford University," and all variations thereof, are proprietary to Landlord. Tenant shall not use any such name or any variation thereof or identify Landlord in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof or use any trademark, service mark, trade name or symbol of Landlord or that is associated with it, without Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion. Notwithstanding the foregoing, Tenant may use the term "Stanford Research Park" only to identify the location of the Premises.

         29.19 Survival. The obligations of this Lease shall survive the expiration of the Term to the extent necessary to implement any requirement for the performance of obligations or forbearance of an act by either party hereto which has not been completed prior to the termination of this Lease. Such survival shall be to the extent reasonably necessary to fulfill the intent thereof, or if specified, to the extent of such specification, as same is reasonably necessary to perform the obligations and/or forbearance of an act set forth in such term, covenant or condition. Notwithstanding the foregoing, in the event a specific term, covenant or condition is expressly provided for in such a clear fashion as to indicate that such performance of an obligation or forbearance of an act is no longer required, then the specific shall govern over this general provisions of this Lease.

         29.20 Counterparts. This Lease may be executed in counterparts, each of which shall be an original, and all of which together shall constitute one original of the Lease.

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

Delivery of facsimile signature pages by either party shall be deemed effective execution and delivery of this Lease.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

         LANDLORD:                                TENANT:

THE BOARD OF TRUSTEES OF THE                  TELIK, INC.,
LELAND STANFORD JUNIOR UNIVERSITY             a Delaware corporation

     By Stanford Management Company             By:      /s/ Michael M. Wick
                                                    ----------------------------
                                                Its:     Pres & CEO
                                                    ----------------------------
     By:      /s/ Jean Snider
         ---------------------------
     Its:     Director, SRP                     By:      /s/ Cynthia M. Butitta
         ---------------------------                ----------------------------
                                                Its:    COO & CFO
                                                    ----------------------------



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

                                    GLOSSARY

                                   DEFINITIONS

         As used in this Lease, the following terms shall have the following meanings, applicable, as appropriate, to both the singular and plural form of the terms defined below:

"Acquisition" is defined in Section 3.4.

"ADA" is defined in Section 11.1.

"Additional Rent" is defined in Section 4.3.

"Allowance Balance" is defined in Section 4.2.

"Alterations" is as defined in Section 9.3.

"Applicable Laws" are defined in Section 11.1.

"Approved Additional Items" is defined in Section 9.1.

"Assignment" is defined in Section 14.1.

"Base Rent" means the amounts stated in Article 1.

"Building Structure" is defined in Section 7.1.

"Building Systems" are defined in Section 5.2.

"business days" means Monday through Friday, excluding Saturdays, Sundays and federal and state legal holidays.

"CMWMA" is defined in Section 12.1.

"Common Area" is defined in Section 2.2.

"Commencement Date" means the date specified in Section 3.1.

"Environmental Activity" is defined in Section 12.1(a).

"Environmental Laws" are defined in Section 12.1(b).

"Environmental Work" is defined in Section 12.4.

"Event of Default" is defined in Section 15.1.

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

"Excess Rent" is defined in Section 14.4.

"Expiration Date" means the date specified in Article 1.

"Handbook" is defined in Section 6.3.

"Hazardous Material" is defined in Section 12.1(c).

"Hazardous Material Delay" is defined in Section 12.4(d).

"Interest Rate" is defined in Section 4.4.

"Known Pre-Existing Environmental Condition" is defined in Section 12.2.

"Landlord Delay" is defined in Section 9.2.

"Landlord's Agents" is defined in Section 12.6.

"Landlord's Expense Statement" is defined in Section 5.3.

"L-C Bank" is defined in Section 4.5.

"Medical Waste" is defined in Section 12.1.

"Offer" is defined in Section 14.5.

"Operating Expenses" are defined in Section 5.2.

"Overhead Coverage" is defined in Section 4.2.

"Permitted Transfers" are defined in Section 14.7.

"Premises" is defined in Section 2.1.

"Prevailing Market Rent" is defined in Exhibit C.

"Property" is defined in Section 2.2.

"Real Estate Taxes" are defined in Section 5.2(a).

"Renewal Option" is defined in Section 3.5.

"Renewal Term" is defined in Section 3.5.

"Rent" means Base Rent, Additional Rent, and all other sums due from Tenant under this Lease.

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

"Rentable Area" means the enclosed areas of the Premises measured in accordance with BOMA.

"Rent Commencement Date" means the date specified in Article 1 and Section 3.2.

"Security Deposit" is defined in Article 1.

"Sublease" is defined in Section 14.1.

"Successor" is defined in Section 16.5.

"Tenant Force Majeure" is defined in Section 24.

"Tenant Improvement Allowance" is specified in Article 1.

"Tenant Improvement Work" is defined in Section 9.1.

"Tenant's Agents" is defined in Section 2.2.

"Tenant's Hazardous Materials" is defined in Section 12.1(d).

"Tenant's Personal Property" is defined in Section 9.6.

"Term" is defined in Section 3.1.

"Termination Date" is defined in Section 3.1.

"Termination Notice" is defined in Section 3.2.

"TIBCO" is defined in Section 3.4.

"Transfer" is defined in Section 14.5.

"Transfer Costs" is defined in Section 14.4.

"Transfer Notice" is defined in Section 14.2.

"Transferee" is defined in Section 14.2.

                                    EXHIBIT A

                                    PREMISES

                              [Drawing of Premises]

                                   EXHIBIT A



                             [DRAWING APPEARS HERE]

                                   EXHIBIT A

                             [DRAWING APPEARS HERE]

                                   EXHIBIT A


                             [DRAWING APPEARS HERE]

                                    EXHIBIT B

                   AGREEMENT REGARDING COMMENCEMENT DATE, RENT
                     COMMENCEMENT DATE AND EXPIRATION DATE

                   (Letterhead of Stanford Management Company)

(Date)


_______________________________________________


Attention:

Re: Lease between The Board of Trustees of the Leland Stanford
Junior University (Landlord), and _________________________
(Tenant), for premises located at ___________, Palo Alto, California

Gentlemen/Ladies:

      This letter will confirm the following for all purposes under the Lease:

The Commencement Date is

The Rent Commencement Date is

The Expiration Date is May 31, 2014.

Please acknowledge your acceptance of this letter by signing and returning two copies of this letter.

Very truly yours,

Stanford Management Company

By:
         ___________________________________

Its:
         ___________________________________

Accepted and Agreed:


____________________________________________

By:
         ___________________________________

Its:
         ___________________________________

Dated:

                                    EXHIBIT C

                     DETERMINATION OF PREVAILING MARKET RENT

The term "Prevailing Market Rent" means the base monthly rent per rentable square foot (net of all expenses) for space of comparable size and location to the Premises and in buildings similar in age and quality to the Premises, taking into account any additional rent and all other payments or escalations then being charged and allowances and economic concessions being given in the Stanford Research Park for such comparable space over a comparable term. The Prevailing Market Rent shall be determined by Landlord and Landlord shall give Tenant written notice of such determination not later than thirty (30) days after delivery by Tenant of Tenant's notice of exercise of the Renewal Option. If Tenant disputes Landlord's determination of the Prevailing Market Rent, Tenant shall so notify Landlord within ten (10) business days following Landlord's notice to Tenant of Landlord's determination and, in such case, the Prevailing Market Rent shall be determined as follows:

         (a) Within thirty (30) days following Tenant's notice to Landlord that it disputes Landlord's determination of the Prevailing Market Rent, Landlord and Tenant shall meet no less than two (2) times, at a mutually agreeable time and place, to attempt to agree upon the Prevailing Market Rent.

         (b) If within this 30-day period Landlord and Tenant cannot reach agreement as to the Prevailing Market Rent, they shall each select one appraiser to determine the Prevailing Market Rent. Each such appraiser shall arrive at a determination of the Prevailing Market Rent and submit his or her conclusions to Landlord and Tenant within thirty (30) days after the expiration of the 30-day consultation period described in (a) above.

         (c) If only one appraisal is submitted within the requisite time period, it shall be deemed to be the Prevailing Market Rent. If both appraisals are submitted within such time period, and if the two appraisals so submitted differ by less than ten (10) percent of the higher of the two, the average of the two shall be the Prevailing Market Rent. If the two appraisals differ by more than ten (10) percent of the higher of the two, then the two appraisers shall immediately select a third appraiser who will within thirty (30) days of his or her selection make a determination of the Prevailing Market Rent and submit such determination to Landlord and Tenant. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be the Prevailing Market Rent.

         (e) All appraisers specified pursuant hereto shall be members of the American Institute of Real Estate Appraisers with not less than five (5) years experience appraising office, research and development and industrial properties in California. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser plus one-half of any other costs incurred in the determination.

                                    EXHIBIT D

STANFORD MANAGEMENT COMPANY

Via Hand Delivery

July 10, 2002


Mr. Gary Whittlesey
Telik, Inc.
750 Gateway Boulevard
South San Francisco, CA  94080

RE:  3165 Porter Drive
     Palo Alto, CA

Dear Mr. Whittlesey:

Attached to this letter for your files are environmental information for the Teledyne MEC site (former tenant) and the Hillview-Porter Responding (HVP) Parties environmental clean-up orders and reports which discusses their investigations and remediations of the subject site.

                                         Lead Agency                                  Order Number and Date
Teledyne MEC                             -----------                                  ---------------------
Clean-up Order                           Dept. of Toxic Substance Control             HSA 90/91-004, 8/6/90
--------------

Indices
-------
    . List of reports for 3165 Porter Drive, dated from January 1988 through June 2002.

Reports
-------
    . Executive Summary, Remedial Investigation Report for 3165 Porter Drive dated June 30, 1992
    . Summary and Conclusion for Remedial Investigation Report for 3165 Porter Drive dated June 30, 1992
    .    Executive Summary, Feasibility Study, 3165 Porter Drive dated June 30,
         1992
    . Executive Summary, Baseline Public Health and Environmental Evaluation for 3165 Porter Drive dated June 30, 1992
    .    May 2002 Semiannual Groundwater Extraction Monitoring Report dated
         June 2002

Fact Sheet
----------
    . No 3, dated October 1993 for the Teledyne MEC site located at 3165 Porter Drive

Mr. Whittlesey
July 10
Page 4



                                         Lead Agency                                  Order Number and Date
                                         -----------                                  ---------------------
HVP
Clean-up Order                           Dept. of Toxic Substance Control             HSA 88/89-016, 6/30/97
--------------
HVP                                      Lead Agency                                  Order Number and Date
                                         -----------                                  ---------------------
Clean-up Order                           Dept. of Toxic Substance Control             HSA 88/89-016, 12/9/88
--------------
(superseded)


Indices
-------
     .    List of reports for HVP, dated from October 1987 through January 2002.

Reports
-------
     . Executive Summary from the Remedial Investigation for HVP, by Brown and Caldwell, dated May 1994.
     . Executive Summary from the Feasibility Study for HVP, by Brown and Caldwell, dated February 1994.
     . Executive Summary from the Final Remedial Action Plan for HVP, by Levine-Fricke, dated December, 1994.
     . Consolidated Annual Report for HVP, by SECOR, dated January 2002 (sections pertaining to 3165 Porter Drive included).

Fact Sheet
----------
     .    No 19, dated April 2001 for the Hillview Porter Regional Program

Environmental Access Agreement
------------------------------
Between the Board of Trustees and the Leland Stanford Junior University and Teledyne MEC, dated February 28, 1995, for the following sites, 3165 Porter Drive, 3181/3203 Porter Drive, 3221 Porter Drive and 3215 Porter Drive.

If you have any questions or comments regarding this information please call me at (650) 926-0221. Thank you.

Sincerely,

/s/ Annette Walton
--------------------
Annette Walton
Environmental Manager

Enclosures

cc:  Jean Snider, Stanford Management Company